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                                                                    EXHIBIT 10.1

                 THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA

              [THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA LOGO]
--------------------------------------------------------------------------------
                              AGC DOCUMENT NO. 410

                   STANDARD FORM OF DESIGN-BUILD AGREEMENT AND
                      GENERAL CONDITIONS BETWEEN OWNER AND
                                 DESIGN-BUILDER

      (WHERE THE BASIS OF PAYMENT IS THE COST OF THE WORK PLUS A FEE WITH A
                            GUARANTEED MAXIMUM PRICE)

This standard form agreement was developed with the advice and cooperation of the AGC Private Industry Advisory Council, a number of Fortune 500 Owners' design and construction managers who have been meeting with AGC contractors to discuss issues of mutual concern. AGC gratefully acknowledges the contributions of these owners' staff who participated in this effort to produce a basic agreement for construction.

                                TABLE OF ARTICLES

1.    AGREEMENT

2.    GENERAL PROVISIONS

3.    DESIGN-BUILDER'S RESPONSIBILITIES

4.    OWNER'S RESPONSIBILITIES

5.    SUBCONTRACTS

6.    TIME

7.    COMPENSATION

8.    COST OF THE WORK

9.    CHANGES IN THE WORK

10.   PAYMENT FOR CONSTRUCTION PHASE SERVICES

11.   INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGATION

12. SUSPENSION AND TERMINATION OF THE AGREEMENT AND OWNER'S RIGHT TO PERFORM DESIGN-BUILDER'S RESPONSIBILITIES

13.   DISPUTE RESOLUTION




                                       1

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

14.   MISCELLANEOUS PROVISIONS

15.   EXISTING CONTRACT DOCUMENTS

AMENDMENT NO. 1

This Agreement has important legal and insurance consequences. Consultation with an attorney and an insurance adviser is encouraged with respect to its completion or modification.

                                   ARTICLE 1

                                   AGREEMENT




                                       2

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

This Agreement is made as of the 6th day of January in the year two thousand five, by and between the

OWNER

      Cincinnati Financial Corporation

      6200 South Gilmore Road

      Fairfield, OH 45014

and the

DESIGN-BUILDER

      Messer Construction Co.

      5158 Fishwick Drive

for services in connection with the following PROJECT

      CFC Tower Number 3 Expansion, includes construction and design of a three-story underground garage and seven-story office building along with campus site improvements at 6200 S. Gilmore Road, Fairfield, Ohio 45014.

Notice to the parties shall be given at the above addresses.

The parties intend that this Agreement govern the relationship between them for work undertaken in furtherance of the project, whether such work occurred before or after the effective date of this Agreement.

                                    ARTICLE 2

                               GENERAL PROVISIONS

2.1 TEAM RELATIONSHIP Cincinnati Financial Corporation and Messer Construction Co. agree to proceed with the Project on the basis of trust, good faith and fair dealing and shall take all actions reasonably necessary to perform this Agreement in an economical and timely manner, including consideration of design modifications and alternative materials or equipment that will permit the Work to be constructed within the Guaranteed Maximum Price (GMP) and by the Dates of Substantial Completion and Final Completion if they are established by Amendment No. 1. Messer Construction Co. agrees to procure or furnish, as permitted by the law of Ohio, the design phase services and construction phase services as set forth below.

      2.1.1 Messer Construction Co. represents that it is an independent contractor and that it is familiar with the type of work it is undertaking.

      2.1.2 Neither Messer Construction Co. nor any of its agents or employees shall act on behalf of or in the name of Cincinnati Financial Corporation unless authorized in writing by Cincinnati Financial Corporation's Representative.

2.2 ARCHITECT/ENGINEER Architectural and engineering services shall be performed by licensed, and qualified independent design professionals selected and paid by Messer Construction Co. or furnished by licensed employees of Messer Construction Co. The standard of care for architectural and engineering services performed under this Agreement shall be the care and skill ordinarily used by members of the architectural and engineering professions practicing under similar conditions at the same time and locality. Messer Construction Co. shall be responsible to Cincinnati Financial Corporation for




                                       3

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

the acts and omissions of the parties in privity of contract with Messer Construction Co., including, but not limited to, the architectural and engineering services procured as referenced above. The architect/engineer for the project is Roth Partnership, 212 E. 3rd Street, Cincinnati, OH 45202.

2.3 EXTENT OF AGREEMENT This Agreement is solely for the benefit of the parties, represents the entire and integrated agreement between the parties, and supersedes all prior negotiations, representations or agreements, either written or oral. The Agreement and each and every provision is for the exclusive benefit of Cincinnati Financial Corporation and Messer Construction Co. and not for the benefit of any third party nor any third party beneficiary, except to the extent expressly provided in the Agreement.

2.4 DEFINITIONS

      .1 The Contract Documents consist of:

            a. Change Orders and written amendments to this Agreement including exhibits and appendices, signed by both Cincinnati Financial Corporation and Messer Construction Co., including Amendment No. 1 if executed;

            b. this Agreement except for the existing Contract Documents set forth in item e. below;

            c. the most current documents approved by Cincinnati Financial Corporation pursuant to Subparagraph 3.1.4, 3.1.6 or 3.1.7;

            d. the information provided by Cincinnati Financial Corporation pursuant to Clause 4.1.2.1;

            e. the Contract Documents in existence at the time of execution of this Agreement which are set forth in Article 15;

            f. Cincinnati Financial Corporation's Program provided pursuant to Subparagraph 4.1.1;

            In case of any inconsistency, conflict or ambiguity among the Contract Documents, the documents shall govern in the order in which they are listed above.

      .2 The term day shall mean calendar day, unless otherwise specifically defined.

      .3 Messer Construction Co.'s Fee means the compensation paid to Messer Construction Co. for salaries and other mandatory or customary compensation of Messer Construction Co.'s employees at its principal and branch offices except employees listed in Subparagraph 8.2.2, general and administrative expenses of Messer Construction Co.'s principal and branch offices other than the field office, and Messer Construction Co.'s capital expenses, including interest on Messer Construction Co.'s capital employed for the Work, and profit.

      .4 Defective Work is any portion of the Work not in conformance with the Contract Documents as more fully described in Paragraph 3.8.

      .5 The term Fast-track means accelerated scheduling which involves commencing construction prior to the completion of drawings and specifications and then using means such as bid packages and efficient coordination to compress the overall schedule.

      .6 Final Completion occurs on the date when Messer Construction Co.'s obligations under this Agreement are complete and accepted by Cincinnati Financial Corporation and final payment becomes due and payable.

      .7 A Material Supplier is a party or entity retained by the Messer Construction Co. to provide material and equipment for the Work.




                                       4

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      .8 Others means all persons at the Work Site who are agents, employees, contractors, or invitees of Cincinnati Financial Corporation, and who are not otherwise Messer Construction Co., its agents, employees, contractors, Subcontractors or Material Suppliers, or any of their subagents, Subcontractors, and Material Suppliers.

      .9 Cincinnati Financial Corporation is the person or entity identified as such in this Agreement and includes Cincinnati Financial Corporation's Representative.

      .10 Cincinnati Financial Corporation's Program is an initial description of Cincinnati Financial Corporation's objectives, that may include budget and time criteria, space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

      .11 The Project, as identified in Article 1, is the building, facility and/or other improvements for which Messer Construction Co. is to perform the Work under this Agreement. It may also include improvements to be undertaken by Cincinnati Financial Corporation or Others.

      .12 A Subcontractor is a party or entity retained by Messer Construction Co. as an independent contractor to provide the on-site labor, materials, equipment and/or services necessary to complete a specific portion of the Work. The term Subcontractor does not include Roth Partnership or any separate contractor employed by Cincinnati Financial Corporation or any separate contractors subcontractors.

      .13 Substantial Completion of the Work, or of a designated portion, occurs on the date when Messer Construction Co.'s obligations are sufficiently complete in accordance with the Contract Documents so that Cincinnati Financial Corporation can or does occupy or utilize the Project, or a designated portion, for the use for which it is intended, in accordance with Paragraph 10.4. The issuance of a Certificate of Occupancy is not a prerequisite for Substantial Completion if the Certificate of Occupancy cannot be obtained due to factors beyond Messer Construction Co.'s control. This date shall be confirmed by a Certificate of Substantial Completion signed by Cincinnati Financial Corporation and Messer Construction Co.. The Certificate shall state the respective responsibilities of Cincinnati Financial Corporation and Messer Construction Co. for security, maintenance, heat, utilities, damage to the Work, and insurance. The Certificate shall also list the items to be completed or corrected, and establish the time for their completion and correction, within the time frame, if any, established in Amendment No. 1 for the Date of Final Completion. Cincinnati Financial Corporation may withhold retainage in an amount not to exceed 150% of the estimated cost of the items to be completed or corrected, to be disbursed upon completion.

      .14 A Subsubcontractor is a party or entity who has an agreement with a Subcontractor to perform any portion of the Subcontractor's work.

      .15 The Work is the Design Phase Services procured or furnished in accordance with Paragraph 3.1, the GMP Proposal provided in accordance with Paragraph 3.2, the Construction Phase Services provided in accordance with Paragraph 3.3, Additional Services that may be provided in accordance with Paragraph 3.10, and other services which are necessary to complete the Project in accordance with and reasonably inferable from the Contract Documents.

      .16 Worksite means the geographical area at the location mentioned in
      Article 1 where the Work is to be performed.

                                    ARTICLE 3

                        DESIGN-BUILDER'S RESPONSIBILITIES




                                       5

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

Messer Construction Co. shall be responsible for the design and for the construction of the Work consistent with Cincinnati Financial Corporation's Program, as such Program may be modified by Cincinnati Financial Corporation during the course of the Work. Messer Construction Co. shall exercise reasonable skill and judgment in the performance of its services consistent with the team relationship described in Paragraph 2.1, but does not warrant nor guarantee schedules and estimates other than those that are part of the GMP proposal.

Messer Construction Co. and Cincinnati Financial Corporation may establish a Fast-track approach to the design and construction services necessary to complete the Project. Such agreement establishing a Fast-track approach and the Schedule of the Work shall be included as an exhibit to this Agreement. In the absence of such agreement, the parties shall proceed in accordance with Paragraphs 3.1 and 3.3 below.

3.1 DESIGN PHASE SERVICES

      3.1.1 PRELIMINARY EVALUATION. Messer Construction Co. shall review Cincinnati Financial Corporation's Program to ascertain the requirements of the Project and shall verify such requirements with Cincinnati Financial Corporation. Messer Construction Co.'s review shall also provide to Cincinnati Financial Corporation a preliminary evaluation of the site with regard to access, traffic, drainage, parking, building placement and other considerations affecting the building, the environment and energy use, as well as information regarding applicable governmental laws, regulations and requirements. Messer Construction Co. shall also propose alternative architectural, civil, structural, mechanical, electrical and other systems for review by Cincinnati Financial Corporation, to determine the most desirable approach on the basis of cost, technology, quality and speed of delivery. Messer Construction Co. will also review existing test reports but will not undertake any independent testing nor be required to furnish types of information derived from such testing in its Preliminary Evaluation. Based upon its review and verification of Cincinnati Financial Corporation's Program and other relevant information Messer Construction Co. shall provide a Preliminary Evaluation of the Projects feasibility for Cincinnati Financial Corporation's acceptance. Messer Construction Co.'s Preliminary Evaluation shall specifically identify any deviations from Cincinnati Financial Corporation's Program.

      3.1.2 PRELIMINARY SCHEDULE. Messer Construction Co. shall prepare a preliminary schedule of the Work. Cincinnati Financial Corporation shall provide written approval of milestone dates established in the preliminary schedule of the Work. The schedule shall show the activities of Cincinnati Financial Corporation, Roth Partnership and Messer Construction Co. necessary to meet Cincinnati Financial Corporation's completion requirements. The schedule shall be updated periodically with the level of detail for each schedule update reflecting the information then available. If an update indicates that a previously approved schedule will not be met, Messer Construction Co. shall recommend corrective action to Cincinnati Financial Corporation in writing.

      3.1.3 PRELIMINARY ESTIMATE. When sufficient Project information has been identified, Messer Construction Co. shall prepare for Cincinnati Financial Corporation's written acceptance a preliminary estimate utilizing area, volume or similar conceptual estimating techniques. The estimate shall be updated periodically with the level of detail for each estimate update reflecting the information then available. If the preliminary estimate or any update exceeds Cincinnati Financial Corporation's budget, Messer Construction Co. shall make written recommendations to Cincinnati Financial Corporation.

      3.1.4 SCHEMATIC DESIGN DOCUMENTS. The Design-Builder shall submit for Cincinnati Financial Corporation's written approval Schematic Design Documents, based on the agreed upon Preliminary Evaluation. Schematic Design Documents shall include drawings, outline specifications




                                       6

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      and other conceptual documents illustrating the Projects basic elements, scale, and their relationship to the Worksite. One set of these documents shall be furnished to Cincinnati Financial Corporation. When Messer Construction Co. submits the Schematic Design Documents Messer Construction Co. shall identify in writing all material changes and deviations that have taken place from Messer Construction Co.'s Preliminary Evaluation, schedule and estimate. Messer Construction Co. shall update the preliminary schedule and estimate based on the Schematic Design Documents.

      3.1.5 PLANNING PERMITS. Messer Construction Co. shall obtain and Cincinnati Financial Corporation shall pay for all planning permits necessary for the construction of the Project.

      3.1.6 DESIGN DEVELOPMENT DOCUMENTS. Messer Construction Co. shall submit for Cincinnati Financial Corporation's written approval Design Development Documents based on the approved Schematic Design Documents. The Design Development Documents shall further define the Project including drawings and outline specifications fixing and describing the Project size and character as to site utilization, and other appropriate elements incorporating the structural, architectural, mechanical and electrical systems. One set of these documents shall be furnished to Cincinnati Financial Corporation. When Messer Construction Co. submits the Design Development Documents, Messer Construction Co. shall identify in writing all material changes and deviations that have taken place from the Schematic Design Documents. Messer Construction Co. shall update the schedule and estimate based on the Design Development Documents.

      3.1.7 CONSTRUCTION DOCUMENTS. Messer Construction Co. shall submit for Cincinnati Financial Corporation's written approval Construction Documents based on the approved Design Development Documents. The Construction Documents shall set forth in detail the requirements for construction of the Work, and shall consist of drawings and specifications based upon codes, laws and regulations enacted at the time of their preparation. When Messer Construction Co. submits the Construction Documents, Messer Construction Co. shall identify in writing all material changes and deviations that have taken place from the Design Development Documents. Construction shall be in accordance with these approved Construction Documents. One set of these documents shall be furnished to Cincinnati Financial Corporation prior to commencement of construction. If a GMP has not been established, Messer Construction Co. shall prepare a further update of the schedule and estimate based on the Construction Documents.

      3.1.8 OWNERSHIP OF DOCUMENTS. Upon the making of payment pursuant to Paragraph 10.5, Cincinnati Financial Corporation shall receive ownership of the property rights, except for copyrights, of all documents, drawings, specifications, electronic data and information prepared, provided or procured by Messer Construction Co., Roth Partnership, Subcontractors and consultants and distributed to Cincinnati Financial Corporation for this Project. (Design-Build Documents)

            .1 If this Agreement is terminated pursuant to Paragraph 12.2, Cincinnati Financial Corporation shall receive ownership of the property rights, except for copyrights, of the Design-Build Documents upon payment for all Work performed in accordance with this Agreement, at which time Cincinnati Financial Corporation shall have the right to use, reproduce and make derivative works from the Design-Build Documents to complete the Work.

            .2 If this Agreement is terminated pursuant to Paragraph 12.3, Cincinnati Financial Corporation shall receive ownership of the property rights, except for copyrights, of the Design-Build Documents upon payment of all sums provided in Paragraph 12.3, at which time Cincinnati Financial Corporation shall have the right to use, reproduce and make derivative works from the Design-Build Documents to complete the Work.




                                       7

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

            .3 Cincinnati Financial Corporation may use, reproduce and make derivative works from the Design-Build Documents for subsequent renovation and remodeling of the Work, but shall not use, reproduce or make derivative works from the Design-Build Documents for other projects without the written authorization of Messer Construction Co., who shall not unreasonably withhold consent.

            .4 Cincinnati Financial Corporation's use of the Design-Build Documents without Messer Construction Co.'s involvement or on other projects is at Cincinnati Financial Corporation's sole risk, except for Messer Construction Co.'s indemnification obligation pursuant to Paragraph 3.7, and Cincinnati Financial Corporation shall defend, indemnify and hold harmless Messer Construction Co., Roth Partnership, Subcontractors and consultants, and the agents, officers, directors and employees of each of them from and against any and all claims, damages, losses, costs and expenses, including but not limited to attorney's fees, costs and expenses incurred in connection with any dispute resolution process, arising out of or resulting from Cincinnati Financial Corporation's use of the Design-Build Documents. If Messer Construction Co. defaults in the performance of this Agreement, Cincinnati Financial Corporation shall receive ownership of the property rights, except for copyrights, of the Design-Build Documents and shall have the right to use, reproduce and make deerivative works from the Design-Build Documents to complete the Work.

            .5 Messer Construction Co. shall obtain from Roth Partnership, Subcontractors and consultants property rights and rights of use that correspond to the rights given by Messer Construction Co. to Cincinnati Financial Corporation in this Agreement.

3.2 GUARANTEED MAXIMUM PRICE (GMP)

      3.2.1 GMP PROPOSAL. At such time as Cincinnati Financial Corporation and Messer Construction Co. jointly agree, Messer Construction Co. shall submit a GMP Proposal in a format acceptable to Cincinnati Financial Corporation. Unless the parties mutually agree otherwise, the GMP shall be the sum of the estimated Cost of the Work as defined in Article 8 and Messer Construction Co.'s Fee as defined in Article 7. The GMP is subject to modification as provided in Article 9.

            3.2.1.1 If the Design-Build Documents are not complete at the time the GMP Proposal is submitted to Cincinnati Financial Corporation, Messer Construction Co. shall provide in the GMP for further development of the Design-Build Documents consistent with Cincinnati Financial Corporation's Program. Such further development does not include changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which if required, shall be incorporated by Change Order.

      3.2.2 BASIS OF GUARANTEED MAXIMUM PRICE. Messer Construction Co. shall include with the GMP Proposal a written statement of its basis, which shall include:

            .1 a list of the drawings and specifications, including all addenda, which were used in preparation of the GMP Proposal;

            .2 a list of allowances and a statement of their basis;

            .3 a list of the assumptions and clarifications made by Messer Construction Co. in the preparation of the GMP Proposal to supplement the information contained in the drawings and specifications;

            .4 the Date of Substantial Completion and/or the Date of Final Completion upon which the proposed GMP is based, and the Schedule of Work upon which the Date of Substantial Completion and/or the Date of Final Completion is based;




                                       8

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

            .5 a schedule of applicable alternate prices;

            .6 a schedule of applicable unit prices;

            .7 a statement of Additional Services included, if any;

            .8 the time limit for acceptance of the GMP proposal;

            .9 Messer Construction Co.'s Contingency as provided in Subparagraph 3.2.7; and Owner Contingency if, so directed by Owner,

            .10 a statement of any work to be self-performed by Messer Construction Co.; and

            .11 a statement identifying all patented or copyrighted materials, methods or systems selected by Messer Construction Co. and incorporated in the Work that are likely to require the payment of royalties or license fees, and

            .12 100% payment and performance bonds.

      3.2.3 REVIEW AND ADJUSTMENT TO GMP PROPOSAL Messer Construction Co. shall meet with Cincinnati Financial Corporation to review the GMP Proposal. In the event that Cincinnati Financial Corporation has any comments relative to the GMP Proposal, or finds any inconsistencies or inaccuracies in the information presented, it shall give prompt written notice of such comments or findings to Messer Construction Co., who shall make appropriate adjustments to the GMP, its basis or both. Nothing contained herein shall require Cincinnati Financial Corporation to discover any such matter and Cincinnati Financial Corporation's failure to discover any such matter shall not limit, excuse or diminish Messer Construction Co.'s obligations hereunder in any way whatsoever.

      3.2.4 ACCEPTANCE OF GMP PROPOSAL Upon acceptance by Cincinnati Financial Corporation of the GMP Proposal, as may be amended by Messer Construction Co. in accordance with Subparagraph 3.2.3, the GMP and its basis shall be set forth in Amendment No. 1. The GMP and the Date of Substantial Completion and/or the Date of Final Completion shall be subject to modification as provided in Articles 6 and 9.

      3.2.5 FAILURE TO ACCEPT THE GMP PROPOSAL Unless Cincinnati Financial Corporation accepts the GMP Proposal in writing on or before the date specified in the GMP Proposal for such acceptance and so notifies the Messer Construction Co., the GMP Proposal shall not be effective. If Cincinnati Financial Corporation fails to accept the GMP Proposal, or rejects the GMP Proposal, Cincinnati Financial Corporation shall have the right to:

            .1 Suggest modifications to the GMP Proposal. If such modifications are accepted in writing by Messer Construction Co., the GMP Proposal shall be deemed accepted in accordance with Subparagraph 3.2.4;

            .2 Direct Messer Construction Co. to proceed on the basis of reimbursement as provided in Articles 7 and 8 without a GMP, in which case all references in this Agreement to the GMP shall not be applicable; or

            .3 Terminate the Agreement for convenience in accordance with Paragraph 12.3.

            In the absence of a GMP the parties may establish a Date of Substantial Completion and/or a Date of Final Completion.

      3.2.6 PRE-GMP WORK Prior to Cincinnati Financial Corporation's acceptance of the GMP Proposal, Messer Construction Co. shall not incur any cost to be reimbursed as part of the Cost of the Work, except as provided in this Agreement or as Cincinnati Financial Corporation may

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      specifically authorize in writing.

      3.2.7 DESIGN-BUILDER'S CONTINGENCY The GMP Proposal will contain, as part of the estimated Cost of the Work, Messer Construction Co.'s Contingency, a sum mutually agreed upon and monitored by Messer Construction Co. and Cincinnati Financial Corporation for use at Messer Construction Co.'s discretion to cover costs which are properly reimbursable as a Cost of the Work but are not the basis for a Change Order.

Design-Builder's Contingency is to cover such things as (but not limited to) changes in market conditions, estimating variances or judgment errors in pricing at the time of establishing the GMP, delay costs not otherwise compensated, unanticipated changes in construction methods, default by a Subcontractor or supplier, and acceleration costs required to meet the Contract Time. Any funds remaining in the Design-Builder's Contingency upon the completion of the work including any warranty work shall belong to Cincinnati Financial Corporation. The Owner, in its discretion, may establish an Owner's Contingency, which is entirely separate from the Design-Builder's Contingency. The Owner's Contingency, if established, is for the Owner's exclusive use in its sole discretion to add scope to the Project, to pay for unanticipated costs incurred by the Design-Builder which are the Owner's responsibility, or for other purposes that the Owner may designate. The Owner's Contingency is not part of the Guaranteed Maximum Price. If requested by the Owner, the Design-Builder will advise the Owner of the expenditures against the Owner's Contingency on a monthly basis but will not guarantee the sufficiency of the Owner's Contingency for any purpose.

3.3 CONSTRUCTION PHASE SERVICES

      3.3.1 The Construction Phase will commence upon the issuance by Cincinnati Financial Corporation of a written notice to proceed with construction. If construction commences prior to execution of Amendment No. 1, Messer Construction Co. shall prepare for Cincinnati Financial Corporation's written approval a list of the documents that are applicable to the part of the Work which Cincinnati Financial Corporation has authorized, which list shall be included in Cincinnati Financial Corporation's written notice to proceed.

      3.3.2 In order to complete the Work, Messer Construction Co. shall provide all necessary construction supervision, inspection, construction equipment, labor, materials, tools, and subcontracted items.

      3.3.3 Messer Construction Co. shall give all notices and comply with all laws and ordinances legally enacted at the date of execution of the Agreement which govern the proper performance of the Work.

      3.3.4 Messer Construction Co. shall obtain and shall pay for the building permits necessary for the construction of the Project.

      3.3.5 Messer Construction Co. shall keep such full and detailed accounts as are necessary for proper financial management under this Agreement. Cincinnati Financial Corporation shall be afforded access to all Messer Construction Co.'s records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to this Agreement. Messer Construction Co. shall preserve all such records for a period of three years after the final payment or longer where required by law.

      3.3.6 The Messer Construction Co. shall provide no less than monthly written reports to Cincinnati Financial Corporation on the progress of the Work in such detail as is required by Cincinnati Financial Corporation and as agreed to by Cincinnati Financial Corporation and Messer




                                       10

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      Construction Co..

      3.3.7 Messer Construction Co. shall develop a system of cost reporting for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes in the Work. The reports shall be presented to Cincinnati Financial Corporation at mutually agreeable intervals, no less than monthly.

      3.3.8 Messer Construction Co. shall regularly remove debris and waste materials at the Worksite resulting from the Work. Prior to discontinuing Work in an area, Messer Construction Co. shall clean the area and remove all rubbish and its construction equipment, tools, machinery, waste and surplus materials. Messer Construction Co. shall minimize and confine dust and debris resulting from construction activities. At the completion of the Work, Messer Construction Co. shall remove from the Worksite all construction equipment, tools, surplus materials, waste materials and debris. Messer Construction Co. acknowledges that Cincinnati Financial Corporation and its affiliates and tenants are conducting business in the existing office towers of which the Project will become a part, and Messer Construction Co. agrees it will exercise its reasonable efforts to minimize disruption to such activities that will be ongoing in the existing office towers and at the Project site. Messer Construction Co.'s operating hours and procedures will be specified in greater detail in the GMP documents to be submitted for Cincinnati Financial Corporation's approval. Messer Construction Co. will not be required to operate outside normal working hours unless approved by Cincinnati Financial Corporation, or unless Cincinnati Financial Corporation issues a Change Order to this effect and agrees to be responsible for resulting cost and time impacts.

      3.3.9 Messer Construction Co. shall prepare and submit to Cincinnati Financial Corporation:

            final marked up as-built drawings

      in general documenting how the various elements of the Work including changes were actually constructed or installed, or as defined by the parties by attachment to this Agreement.

3.4 SCHEDULE OF THE WORK. Messer Construction Co. shall prepare and submit a Schedule of Work for Cincinnati Financial Corporation's acceptance and written approval. This schedule shall indicate the dates for the start and completion of the various stages of the Work, including the dates when information and approvals are required from Cincinnati Financial Corporation. The Schedule shall be revised by Messer Construction Co. as required by the conditions of the Work, subject to approval by Cincinnati Financial Corporation.

3.5 SAFETY OF PERSONS AND PROPERTY

      3.5.1 SAFETY PRECAUTIONS AND PROGRAMS. Messer Construction Co. shall have overall responsibility for safety precautions and programs in the performance of the Work. Messer Construction Co. shall take reasonable steps to comply and cause all Subcontractors and Material Suppliers to comply with all applicable provisions of Federal, State and Municipal safety laws to prevent accidents or injuries to persons or damage to property on, about or adjacent to the Work Site. While the provisions of this Paragraph establish the responsibility for safety between Cincinnati Financial Corporation and Messer Construction Co., they do not relieve Subcontractors of their responsibility for the safety of persons or property in the performance of their work, nor for compliance with the provisions of applicable laws and regulations.

      3.5.2 Messer Construction Co. shall seek to avoid injury, loss or damage to persons or property by taking reasonable steps to protect:




                                       11

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

            .1 its employees and other persons at the Worksite;

            .2 materials, supplies and equipment stored at the Worksite for use in performance of the Work; and

            .3 the Project and all property located at the Worksite and adjacent to work areas, whether or not said property or structures are part of the Project or involved in the Work.

      3.5.3 DESIGN-BUILDER'S SAFETY REPRESENTATIVE. Messer Construction Co. shall designate an individual at the Worksite in the employ of Messer Construction Co. who shall act as Messer Construction Co.'s designated safety representative with a duty to prevent accidents. Unless otherwise identified by Messer Construction Co. in writing to Cincinnati Financial Corporation, the designated safety representative shall be Messer Construction Co.'s project superintendent. Messer Construction Co. will report immediately in writing all accidents and injuries occurring at the Worksite to Cincinnati Financial Corporation. When Messer Construction Co. is required to file an accident report with a public authority, Messer Construction Co. shall furnish a copy of the report to Cincinnati Financial Corporation.

      3.5.4 Messer Construction Co. shall provide Cincinnati Financial Corporation with copies of all notices required of Messer Construction Co. by law or regulation. Messer Construction Co.'s safety program shall comply with the requirements of governmental and quasi-governmental authorities having jurisdiction over the Work.

      3.5.5 Damage or loss not insured under property insurance which may arise from the performance of the Work, to the extent of the negligence attributed to such acts or omissions of Messer Construction Co., or anyone for whose acts Messer Construction Co. may be liable, shall be promptly remedied by Messer Construction Co.. Damage or loss attributable to the acts or omissions of Cincinnati Financial Corporation or Others and not to Messer Construction Co. shall be promptly remedied by Cincinnati Financial Corporation.

      3.5.6 If Cincinnati Financial Corporation deems any part of the Work or Worksite unsafe, Cincinnati Financial Corporation, without assuming responsibility for Messer Construction Co.'s safety program, may require Messer Construction Co. to stop performance of the Work or take corrective measures satisfactory to Cincinnati Financial Corporation, or both. If Messer Construction Co. does not adopt corrective measures, Cincinnati Financial Corporation may perform them and reduce by the costs of the corrective measures the amount of the GMP, or in the absence of a GMP, the Cost of the Work as provided in Article 8. Messer Construction Co. agrees to make no claim for damages, for an increase in the GMP, compensation for Design Phase Services, Messer Construction Co.'s Fee and/or the Date of Substantial Completion and/or the Date of Final Completion based on Messer Construction Co.'s compliance with Cincinnati Financial Corporation's reasonable request.

3.6 HAZARDOUS MATERIALS

      3.6.1 A Hazardous Material is any substance or material identified now or in the future as hazardous under any federal, state or local law or regulation, or any other substance or material which may be considered hazardous or otherwise subject to statutory or regulatory requirements governing handling, disposal and/or clean-up. Messer Construction Co. shall not be obligated to commence or continue work until all Hazardous Material discovered at the Worksite has been removed, rendered or determined to be harmless by Cincinnati Financial Corporation as certified by an independent testing laboratory approved by the appropriate government agency.

      3.6.2 If after the commencement of the Work, Hazardous Material is discovered at the Work Site,




                                       12

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      Messer Construction Co. shall be entitled to immediately stop Work in the affected area. Messer Construction Co. shall report the condition to Cincinnati Financial Corporation and, if required, the government agency with jurisdiction.

      3.6.3 Messer Construction Co. shall not be required to perform any Work relating to or in the area of Hazardous Material without written mutual agreement.

      3.6.4 Cincinnati Financial Corporation shall be responsible for retaining an independent testing laboratory to determine the nature of the material encountered and whether it is a Hazardous Material requiring corrective measures and/or remedial action. Such measures shall be the sole responsibility of Cincinnati Financial Corporation, and shall be performed in a manner minimizing any adverse effects upon the Work of Messer Construction Co.. Messer Construction Co. shall resume Work in the area affected by any Hazardous Material only upon written agreement between the parties after the Hazardous Material has been removed or rendered harmless and only after approval, if necessary, of the governmental agency or agencies with jurisdiction.

      3.6.5 If Messer Construction Co. incurs additional costs and/or is delayed due to the presence or remediation of Hazardous Material, Messer Construction Co. shall be entitled to an equitable adjustment in the GMP, compensation for Design Phase Services, Messer Construction Co.'s Fee and/or the Date of Substantial Completion and/or the Date of Final Completion.

      3.6.6 Provided Messer Construction Co., its Subcontractors, Material Suppliers and Subsubcontractors, and the agents, officers, directors and employees of each of them, have not, acting under their own authority, knowingly entered upon any portion of the Work containing Hazardous Materials, and to the extent not caused by the negligent acts or omissions of the Messer Construction Co., its Subcontractors, Material Suppliers and Subsubcontractors, and the agents, officers, directors and employees of each of them, Cincinnati Financial Corporation shall defend, indemnify and hold harmless the Messer Construction Co., its Subcontractors and Subsubcontractors, and the agents, officers, directors and employees of each of them, from and against any and all direct claims, damages, losses, costs and expenses, including but not limited to attorney's fees, costs and expenses incurred in connection with any dispute resolution process, arising out of or relating to the performance of the Work in any area affected by Hazardous Material.

      3.6.7 Material Safety Data (MSD) sheets as required by law and pertaining to materials or substances used or consumed in the performance of the Work, whether obtained by Messer Construction Co., Subcontractors, Cincinnati Financial Corporation or Others, shall be maintained at the Project by Messer Construction Co. and made available to Cincinnati Financial Corporation and Subcontractors.

      3.6.8 During Messer Construction Co.'s performance of the Work, Messer Construction Co. shall be responsible for the proper handling of all materials, including Hazardous Materials, brought to the Work Site by Messer Construction Co., its Subcontractors, Material Suppliers, Sub-Subcontractors, and the agents, officers, directors and employees of each of them. Except for those Hazardous Materials improperly handled, referenced in Section 3.6.6 hereof, Messer Construction Co. shall defend, indemnify and hold harmless Cincinnati Financial Corporation from and against any and all direct claims, damages, losses, costs and expenses, including but not limited to attorneys' fees, costs and expenses incurred in connection with any dispute resolution process, arising out of or relating to the performance of the Work in any area whether or not affected by Hazardous Materials. Upon the issuance of the Certificate of Substantial Completion, Cincinnati Financial Corporation shall be responsible under this paragraph for materials and substances brought to the site by Messer Construction Co. if such materials or substances are required by the Contract Documents.




                                       13

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      3.6.9 The terms of this Paragraph 3.6 shall survive the completion of the Work under this Agreement and/or any termination of this Agreement.

3.7 ROYALTIES, PATENTS AND COPYRIGHTS. Messer Construction Co. shall pay all royalties and license fees which may be due on the inclusion of any patented or copyrighted materials, methods or systems selected by Messer Construction Co. and incorporated in the Work. Messer Construction Co. shall defend, indemnify and hold Cincinnati Financial Corporation harmless from all suits or claims for infringement of any patent rights or copyrights arising out of such selection. Cincinnati Financial Corporation agrees to defend, indemnify and hold Messer Construction Co. harmless from all suits or claims of infringement of any patent rights or copyrights arising out of any patented or copyrighted materials, methods or systems specified by Cincinnati Financial Corporation.

3.8 WARRANTIES AND COMPLETION

      3.8.1 Messer Construction Co. warrants that all materials and equipment furnished under the Construction Phase of this Agreement will be new unless otherwise specified, of good quality, in conformance with the Contract Documents, and free from defective workmanship and materials. Warranties shall commence on the Date of Substantial Completion of the Work or of a designated portion. The Messer Construction Co. agrees to correct all construction performed under this Agreement which is defective in workmanship or materials within a period of one year from the Date of Substantial Completion or for such longer periods of time as may be set forth with respect to specific warranties required by the Contract Documents.

      3.8.2 To the extent products, equipment, systems or materials incorporated in the Work are specified and purchased by Cincinnati Financial Corporation, they shall be covered exclusively by the warranty of the manufacturer. There are no warranties which extend beyond the description on the face of any such warranty. To the extent products, equipment, systems or materials incorporated in the Work are specified by Cincinnati Financial Corporation but purchased by the Messer Construction Co. and are inconsistent with selection criteria that otherwise would have been followed by the Messer Construction Co., the Messer Construction Co. shall assist Cincinnati Financial Corporation in pursuing warranty claims. ALL OTHER WARRANTIES EXPRESSED OR IMPLIED INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY DISCLAIMED.

      3.8.3 The Messer Construction Co. shall secure required certificates of inspection, testing or approval and deliver them to Cincinnati Financial Corporation.

      3.8.4 The Messer Construction Co. shall collect all written warranties and equipment manuals and deliver them to Cincinnati Financial Corporation in a format directed by Cincinnati Financial Corporation.

      3.8.5 With the assistance of Cincinnati Financial Corporation's maintenance personnel, the Messer Construction Co. shall direct the checkout of utilities and start up operations, and adjusting and balancing of systems and equipment for readiness.

3.9 CONFIDENTIALITY. The Messer Construction Co. shall treat as confidential and not disclose to third persons, except Subcontractors, Subsubcontractors and Roth Partnership as is necessary for the performance of the Work, or use for its own benefit any of Cincinnati Financial Corporation's developments, confidential information, know-how, discoveries, production methods and the like that may be disclosed to the Messer Construction Co. or which the Messer Construction Co. may acquire in connection with the Work. Cincinnati Financial Corporation shall treat as confidential information all of the Messer Construction Co.'s estimating systems and historical and parameter cost data that may be disclosed to Cincinnati Financial Corporation in connection with the performance of this Agreement.




                                       14

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

3.10 ADDITIONAL SERVICES. The Messer Construction Co. shall provide or procure the following Additional Services upon the request of Cincinnati Financial Corporation. A written agreement between Cincinnati Financial Corporation and the Messer Construction Co. shall define the extent of such Additional Services before they are performed by the Messer Construction Co.. If a GMP has been established for the Work or any portion of the Work, such Additional Services shall be considered a Change in the Work, unless they are specifically included in the statement of the basis of the GMP as set forth in Amendment No. 1.

      .1 Development of Cincinnati Financial Corporation's Program, establishing the Project budget, investigating sources of financing, general business planning and other information and documentation as may be required to establish the feasibility of the Project.

      .2 Consultations, negotiations, and documentation supporting the procurement of Project financing.

      .3 Site evaluations and legal descriptions.

      .4 Appraisals of existing equipment, existing properties, new equipment and developed properties.

      .5 Soils, subsurface and environmental studies, reports and investigations required for submission to governmental authorities or others having jurisdiction over the Project.

      .6 Consultations and representations before governmental authorities or others having jurisdiction over the Project other than normal assistance in securing building permits.

      .7 Investigation or making measured drawings of existing conditions or the reasonably required verification of Cincinnati Financial Corporation -provided drawings and information.

      .8 Artistic renderings, of the Project or any part of the Project or the Work.

      .9 Inventories of existing fixtures, furnishings and equipment which might be under consideration for incorporation into the Work.

      .10 Interior design and related services including procurement and placement of furnishings, artwork and decorations.

      .11 Making revisions to the Schematic Design, Design Development, Construction Documents or documents forming the basis of the GMP after they have been approved by Cincinnati Financial Corporation, and which are due to causes beyond the control of the Messer Construction Co.. Causes within the control of the Messer Construction Co. include but are not necessarily limited to, acts or omissions on the part of Subcontractors, Material Suppliers, Subsubcontractors or Roth Partnership.

      .12 Design, coordination, management, expediting and other services supporting the procurement of materials to be obtained, or work to be performed, by Cincinnati Financial Corporation, including but not limited to telephone systems, and other specialty systems which are not a part of the Work as defined in the GMP document.

      .13 Estimates, proposals, appraisals, consultations, negotiations and services in connection with the repair or replacement of an insured loss, provided such repair or replacement did not result from the negligence of the Messer Construction Co..

      .14 The premium portion of overtime work ordered by Cincinnati Financial Corporation, including productivity impact costs, other than that required by the Messer Construction Co. to maintain the Schedule of Work.

      .15 Out-of-town travel approved in advance by Cincinnati Financial Corporation.




                                       15

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      .16 Obtaining service contractors and training maintenance personnel, assisting and consulting in the use of systems and equipment after the initial start up.

      .17 Services for tenant or rental spaces not a part of this Agreement.

      .18 Services requested by Cincinnati Financial Corporation or required by the Work which are not specified in the Contract Documents and which are not normally part of generally accepted design and construction practice.

      .19 Serving or preparing to serve as an expert witness in connection with any proceeding, legal or otherwise, regarding the Project.

      .20 Document reproduction exceeding the limits provided for in this Agreement.

3.11 DESIGN-BUILDER'S REPRESENTATIVE The Messer Construction Co. shall designate a person who shall be the Messer Construction Co.'s authorized representative. The Messer Construction Co.'s Representative is J. Steve Eder.

                                    ARTICLE 4

                            OWNER'S RESPONSIBILITIES

4.1 INFORMATION AND SERVICES PROVIDED BY OWNER

      4.1.1 Cincinnati Financial Corporation shall provide full information in a timely manner regarding requirements for the Project, including Cincinnati Financial Corporation's Program and other relevant information.

      4.1.2 Cincinnati Financial Corporation shall provide:

            .1 all available information describing the physical characteristics of the site, including surveys, site evaluations, legal descriptions, existing conditions, subsurface and environmental studies, reports and investigations;

            .2 unless otherwise provided in the Contract Documents, necessary approvals, site plan review, rezoning, easements and assessments, fees and charges required for the construction, use, occupancy or renovation of permanent structures, including legal and other required services.

      4.1.3 Cincinnati Financial Corporation shall provide reasonable evidence satisfactory to the Messer Construction Co., prior to commencing the Work and during the progress of the Work, that sufficient funds are available and committed for the entire cost of the Project, including a reasonable allowance for changes in the Work as may be approved in the course of the Work. Unless such reasonable evidence is provided, the Messer Construction Co. shall not be required to commence or continue the Work. The Messer Construction Co. may stop Work after seven (7) days' written notice to Cincinnati Financial Corporation if such evidence is not presented within a reasonable time. The failure of the Messer Construction Co. to insist upon the providing of this evidence at any one time shall not be a waiver of Cincinnati Financial Corporation's obligation to make payments pursuant to this Agreement, nor shall it be a waiver of the Messer Construction Co.'s right to require that such evidence be provided at a later date.

      4.1.4 The Messer Construction Co. shall be entitled to rely on the completeness and accuracy of the information and services required by this Paragraph 4.1.




                                       16

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

4.2 RESPONSIBILITIES DURING DESIGN PHASE

      4.2.1 Cincinnati Financial Corporation shall provide Cincinnati Financial Corporation's Program at the inception of the Design Phase and shall review and timely approve in writing schedules, estimates, Preliminary Estimate, Schematic Design Documents, Design Development Documents and Construction Documents furnished during the Design Phase as set forth in Paragraph 3.1, and the GMP Proposal as set forth in Paragraph 3.2.

4.3 RESPONSIBILITIES DURING CONSTRUCTION PHASE

      4.3.1 Cincinnati Financial Corporation shall review and timely approve the Schedule of the Work as set forth in Paragraph 3.4.

      4.3.2 If Cincinnati Financial Corporation becomes aware of any error, omission or failure to meet the requirements of the Contract Documents or any fault or defect in the Work, Cincinnati Financial Corporation shall give prompt written notice to the Messer Construction Co.. Nothing contained herein shall require Cincinnati Financial Corporation to discover any such matter and Cincinnati Financial Corporation's failure to discover any such matter shall not limit, excuse or dimish Messer Construction Co.'s obligations hereunder in any way whatsoever.

      4.3.3 Cincinnati Financial Corporation shall communicate with the Messer Construction Co.'s Subcontractors, Material Suppliers and Roth Partnership only through or in the presence of the Messer Construction Co.. unless otherwise agreed by Messer Construction Co. and Cincinnati Financial Corporation provided Messer shall not allow any Subcontractor, Material Supplier or the Roth Partnership to take any action based on communications with Cincinnati Financial Corporation unless also authorized by Messer Construction Co. Cincinnati Financial Corporation shall have no contractual obligations to Subcontractors, Material Suppliers, or Roth Partnership.

      4.3.4 Cincinnati Financial Corporation shall provide insurance for the Project as provided in Article 11.

4.4 OWNER'S REPRESENTATIVE. Cincinnati Financial Corporation's Representative is Norm Settle. The Representative:

      .1 shall be fully acquainted with the Project;

      .2 agrees to furnish the information and services required of Cincinnati Financial Corporation pursuant to Paragraph 4.1 so as not to delay the Messer Construction Co.'s Work; and

      .3 shall have authority to bind Cincinnati Financial Corporation in all matters requiring Cincinnati Financial Corporation's approval, authorization or written notice. If Cincinnati Financial Corporation changes its representative or the representatives authority as listed above, Cincinnati Financial Corporation shall notify the Messer Construction Co. in writing.

4.5 TAX EXEMPTION. If in accordance with Cincinnati Financial Corporation's direction the Messer Construction Co. claims an exemption for taxes, Cincinnati Financial Corporation shall defend, indemnify and hold the Messer Construction Co. harmless for all liability, penalty, interest, fine, tax assessment, attorney's fees or other expense or cost incurred by the Messer Construction Co. as a result of any action taken by the Messer Construction Co. in accordance with Cincinnati Financial Corporation's direction.

                                    ARTICLE 5

                                  SUBCONTRACTS

Work not performed by the Messer Construction Co. with its own forces shall be performed by




                                       17

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

Subcontractors or Roth Partnership.

5.1 RETAINING SUBCONTRACTORS. The Messer Construction Co. shall not retain any Subcontractor to whom Cincinnati Financial Corporation has a reasonable and timely objection, provided that Cincinnati Financial Corporation agrees to compensate the Messer Construction Co. for any additional costs incurred by the Messer Construction Co. as a result of such objection. Cincinnati Financial Corporation may propose Subcontractors to be considered by the Messer Construction Co.. The Messer Construction Co. shall not be required to retain any Subcontractor to whom the Messer Construction Co. has a reasonable objection.

5.2 MANAGEMENT OF SUBCONTRACTORS. The Messer Construction Co. shall be responsible for the management of the Subcontractors in the performance of their work.

5.3 ASSIGNMENT OF SUBCONTRACT AGREEMENTS. The Messer Construction Co. shall provide for assignment of subcontract agreements in the event that Cincinnati Financial Corporation terminates this Agreement for cause as provided in Paragraph 12.2. Following such termination, Cincinnati Financial Corporation shall notify in writing those Subcontractors whose assignments will be accepted, subject to the rights of sureties.

5.4 BINDING OF SUBCONTRACTORS AND MATERIAL SUPPLIERS. The Messer Construction Co. agrees to bind every Subcontractor and Material Supplier (and require every Subcontractor to so bind its Subsubcontractors and Material Suppliers) to all the provisions of this Agreement and the Contract Documents as they apply to the Subcontractors and Material Suppliers portions of the Work.

                                    ARTICLE 6

                                      TIME

6.1 DATE OF COMMENCEMENT. The Date of Commencement is the effective date of this Agreement as first written in Article 1 unless otherwise set forth below:
(Insert here any special provisions concerning Notices to Proceed and the Date of Commencement.)

      Notice to Proceed issued 8/24/04 based on Design-Builder's submission - Addendum A.

      Construction start scheduled for 1/'05.

      The Work shall proceed in general accordance with the Schedule of Work as such schedule may be amended from time to time, subject, however, to other provisions of this Agreement.

6.2 SUBSTANTIAL/FINAL COMPLETION. Unless the parties agree otherwise, the Date of Substantial Completion and/or the Date of Final Completion shall be established in Amendment No. 1 to this Agreement subject to adjustments as provided for in the Contract Documents. Cincinnati Financial Corporation and the Messer Construction Co. may agree not to establish such dates, or in the alternative, to establish one but not the other of the two dates. If such dates are not established upon the execution of this Agreement, at such time as a GMP is accepted a Date of Substantial Completion and/or Date of Final Completion of the Work shall be established in Amendment No. 1. If a GMP is not established and the parties desire to establish a Date of Substantial Completion and/or Date of Final Completion, it shall




                                       18

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

be set forth in Amendment No. 1.

      6.2.1 Time limits stated in the Contract Documents are of the essence.

      6.2.2 Unless instructed by Cincinnati Financial Corporation in writing, the Messer Construction Co. shall not knowingly commence the Work before the effective date of insurance that is required to be provided by the Messer Construction Co. or Cincinnati Financial Corporation.

6.3 DELAYS IN THE WORK

      6.3.1 If causes beyond the Messer Construction Co.'s control delay the progress of the Work, then the GMP, compensation for Design Phase Services, the Messer Construction Co.'s Fee and/or the Date of Substantial Completion and/or the Date of Final Completion shall be modified by Change Order as appropriate. Such causes shall include but not be limited to: changes ordered in the Work, acts or omissions of Cincinnati Financial Corporation or Others, Cincinnati Financial Corporation preventing the Messer Construction Co. from performing the Work pending dispute resolution, Hazardous Materials or differing site conditions. Causes beyond the control of the Messer Construction Co. do not include acts or omissions on the part of the Messer Construction Co., Subcontractors, Subsubcontractors, Material Suppliers or Roth Partnership.

      6.3.2 To the extent a delay in the progress of the Work is caused by adverse weather conditions not reasonably anticipated, fire, unusual transportation delays, general labor disputes impacting the Project but not specifically related to the Worksite, governmental agencies, or unavoidable accidents or circumstances, the Messer Construction Co. shall only be entitled to its actual costs without fee and an extension of the Date of Substantial Completion and/or the Date of Final Completion.

      6.3.3 In the event delays to the Project are encountered for any reason, the parties agree to undertake reasonable steps to mitigate the effect of such delays.

                                    ARTICLE 7

                                  COMPENSATION

7.1 DESIGN PHASE COMPENSATION

      7.1.1 To the extent required by applicable law, the cost of services performed directly by Roth Partnership is computed separately and is independent from the Messer Construction Co.'s compensation for work or services performed directly by the Messer Construction Co.; these costs shall be shown as separate items on applications for payment. The payments to Roth Partnership shall be as detailed in a separate agreement between the Messer Construction Co. and Roth Partnership.

      7.1.2 Cincinnati Financial Corporation shall compensate the Messer Construction Co. for services performed during the Design Phase as described in Paragraph 3.1, including preparation of a GMP Proposal, if applicable, as described in Paragraph 3.2, as follows:

            Compensation to be the same as the Construction Phase compensation

      7.1.3 Compensation for Design Phase Services, as part of the Work, shall include the Messer Construction Co.'s Fee as established in Paragraph 7.3, paid in proportion to the services performed, subject to adjustment as provided in Paragraph 7.4.

      7.1.4 Compensation for Design Phase Services shall be equitably adjusted if such services extend beyond 18 months from the date of this Agreement for reasons beyond the reasonable control of




                                       19

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      the Messer Construction Co. or as provided in Paragraph 9.1. For changes in Design Phase services, compensation shall be adjusted as follows:

            Actual designer changes plus Design Builder hourly rates for administration plus 2.75% fee.

      7.1.5 Within (5) five business days after receipt of each monthly application for payment, Cincinnati Financial Corporation shall give written notice to the Messer Construction Co. of Cincinnati Financial Corporation's acceptance or rejection, in whole or in part, of such application for payment. Within twenty(20) days after accepting such application, Cincinnati Financial Corporation shall pay directly to the Messer Construction Co. the appropriate amount for which application for payment is made, less amounts previously paid by Cincinnati Financial Corporation. If such application is rejected in whole or in part, Cincinnati Financial Corporation shall indicate the reasons for its rejection. If Cincinnati Financial Corporation and the Messer Construction Co. cannot agree on a revised amount then, within twenty (20) days after its initial rejection in part of such application, Cincinnati Financial Corporation shall pay directly to the Messer Construction Co. the appropriate amount for those items not rejected by Cincinnati Financial Corporation for which application for payment is made, less amounts previously paid by Cincinnati Financial Corporation. Those items rejected by Cincinnati Financial Corporation shall be due and payable when the reasons for the rejection have been removed.

      7.1.6 If Cincinnati Financial Corporation fails to pay the Messer Construction Co. at the time payment of any amount becomes due, then the Messer Construction Co. may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) days after receipt of the notice by Cincinnati Financial Corporation, and after such seven
      (7) day period, stop the Work until payment of the amount owing has been received.

      7.1.7 Payments due pursuant to Subparagraph 7.1.5, may bear interest from the date payment is due at the prime rate prevailing at the location of Project.

7.2 CONSTRUCTION PHASE COMPENSATION

      7.2.1 Cincinnati Financial Corporation shall compensate the Messer Construction Co. for Work performed following the commencement of the Construction Phase on the following basis:

            .1 the Cost of the Work as allowed in Article 8; and

            .2 the Messer Construction Co.'s Fee paid in proportion to the services performed subject to adjustment as provided in Paragraph 7.4.

      7.2.2 The compensation to be paid under this Paragraph 7.2 shall be limited to the GMP established in Amendment No. 1, as the GMP may be adjusted under Article 9. In the event the Cost of Work plus Messer Construction Co.'s Fee shall be less than the GMP as adjusted by change orders, the resulting savings of the Cost of Work shall be attributed to Cincinnati Financial Corporation. Messer fee compensation will remain fixed at 2.75% of the GMP.

      7.2.3 Payment for Construction Phase Services shall be as set forth in
      Article 10. If Design Phase Services continue to be provided after construction has commenced, the Messer Construction Co. shall continue to be compensated as provided in Paragraph 7.1, or as mutually agreed.

7.3 DESIGN-BUILDER'S FEE. The Messer Construction Co.'s Fee shall be as follows, subject to adjustment as provided in Paragraph 7.4:

      2.75% of the Cost of the Work, to be converted to a fixed fee in the GMP Amendment.

7.4 ADJUSTMENT IN THE DESIGN-BUILDER'S FEE Adjustment in the Messer Construction Co.'s Fee




                                       20

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

shall be made as follows:

      .1 for changes in the Work as provided in Article 9, the Messer Construction Co.'s Fee shall be adjusted as follows:

            The Fee shall be increased by 2.75% of any increase in the GMP for additive changes in the Work; however, if changes are so extensive that the Design-Builder's job site staffing must be increased or committed for a longer time than originally proposed and the foregoing percentage adjustment does not represent reasonable compensation for the additional commitment of management resources, then the Design-Builder shall be entitled to a reasonable Fee adjustment as reasonably agreed to by Messer Construction Co. and Cincinnati Financial Corporation. The fee shall be decreased by 2.75% of any decrease in the GMP involving a decrease of the Design/Builder's staff.

      .2 for delays in the Work not caused by the Messer Construction Co., except as provided in Subparagraph 6.3.2, there will be an equitable adjustment in the Messer Construction Co.'s Fee to compensate the Messer Construction Co. for increased expenses; and

      .3 if the Messer Construction Co. is placed in charge of managing the replacement of an insured or uninsured loss, the Messer Construction Co. shall be paid an additional fee in the same proportion that the Messer Construction Co.'s Fee bears to the estimated Cost of the Work for the replacement.

                                   ARTICLE 8

                                COST OF THE WORK

Cincinnati Financial Corporation agrees to pay the Messer Construction Co. for the Cost of the Work as defined in this Article. This payment shall be in addition to the Messer Construction Co.'s Fee stipulated in Paragraph 7.3.

8.1 COST ITEMS FOR DESIGN PHASE SERVICES

      8.1.1 Compensation for Design Phase Services as provided in Paragraph 7.1.

8.2 COST ITEMS FOR CONSTRUCTION PHASE SERVICES

      8.2.1 Wages paid for labor in the direct employ of the Messer Construction Co. in the performance of the Work.

      8.2.2 Fixed hourly rates per Addendum B of the Messer Construction Co.'s employees when stationed at the field office, in whatever capacity employed, employees engaged on the road expediting the production or transportation of material and equipment, and employees from the principal or branch office performing the functions listed below:

            Estimating

            Safety

            Engineering

            Scheduling

            Operations Managers

            Clerical

            Administration




                                       21

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      8.2.3 Cost of all employee benefits and taxes including but not limited to workers compensation, unemployment compensation, Social Security, health, welfare, retirement and other fringe benefits as required by law, labor agreements, or paid under the Messer Construction Co.'s standard personnel policy, insofar as such costs are paid to employees of the Messer Construction Co. who are included in the Cost of the Work under Subparagraphs 8.2.1.

      51% of base rate through 9/30/05, subject to adjustment each 9/30.

      8.2.4 Reasonable transportation, travel, hotel and moving expenses of the Messer Construction Co.'s personnel incurred in connection with the Work.

      8.2.5 Cost of all materials, supplies and equipment incorporated in the Work, including costs of inspection and testing if not provided by Cincinnati Financial Corporation, transportation, storage and handling.

      8.2.6 Payments made by the Messer Construction Co. to Subcontractors for work performed under this Agreement.

      8.2.7 Fees and expenses for design services procured or furnished by the Messer Construction Co.

      8.2.8 Cost, including transportation and maintenance of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workers that are used or consumed in the performance of the Work, less salvage value and/or residual value; and cost less salvage value on such items used, but not consumed that remain the property of the Messer Construction Co..

      8.2.9 Rental charges of all necessary machinery and equipment, exclusive of hand tools owned by workers, used at the Worksite, whether rented from the Messer Construction Co. or Others, including installation, repair and replacement, dismantling, removal, maintenance, transportation and delivery costs. Rental from unrelated third parties shall be reimbursed at actual cost. Rentals from the Messer Construction Co. or its affiliates, subsidiaries or related parties shall be reimbursed at the prevailing rates in the locality of the Worksite.

      8.2.10 Cost of the premiums for all insurance and surety bonds which the Messer Construction Co. is required to procure or deems necessary, and approved by Cincinnati Financial Corporation.

      Insurance, including General Liability $100,000,000 excess liability, Contractors Professional Liability, Employers Liability and Pollution Liability is charged to the Project at a fixed rate of $4.60 per $1000 of total billings to the Owner through 9/30/05, subject to adjustment on each 9/30 to reflect any increase in Design-Builder's costs.

      8.2.11 Sales, use, gross receipts or other taxes, tariffs or duties related to the Work for which the Messer Construction Co. is liable.

      8.2.12 Permits, fees, licenses, tests, royalties, damages for infringement of patents and/or copyrights, including costs of defending related suits for which the Messer Construction Co. is not responsible as set forth in Paragraph 3.7, and deposits lost for causes other than the Messer Construction Co.'s negligence.

      8.2.13 Losses, expenses or damages to the extent not compensated by insurance or otherwise, and the cost of corrective work and/or redesign during the Construction Phase and for a period of




                                       22

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      one year following the Date of Substantial Completion, provided that such corrective work and/or redesign did not arise from the negligence of the Messer Construction Co..

      8.2.14 All costs associated with establishing, equipping, operating, maintaining and demobilizing the field office.

      8.2.15 Reproduction costs, photographs, cost of telegrams, facsimile transmissions, long distance telephone calls, data processing services, postage, express delivery charges, telephone service at the Worksite and reasonable petty cash expenses at the field office.

      8.2.16 All water, power and fuel costs necessary for the Work.

      8.2.17 Cost of removal of all non-hazardous substances, debris and waste materials.

      8.2.18 Costs incurred due to an emergency affecting the safety of persons and/or property.

      8.2.19 Legal, mediation and arbitration fees and costs, other than those arising from disputes between Cincinnati Financial Corporation and the Messer Construction Co., reasonably and properly resulting from the Messer Construction Co.'s performance of the Work.

      8.2.20 All costs directly incurred in the performance of the Work or in connection with the Project, and not included in the Messer Construction Co.'s Fee as set forth in Article 7, which are reasonably inferable from the Contract Documents as necessary to produce the intended results.

      8.2.21 All Cost of the Work for self-performance of Work by Design-Builder's own forces, and for materials and services procured directly by Design-Builder rather than through Subcontractors, are subject to a 3% carrying charge. However, this does not apply to fixed hourly rates under Paragraph 8.2.2.

8.3 DISCOUNTS. All discounts for prompt payment shall accrue to Cincinnati Financial Corporation to the extent such payments are made directly by Cincinnati Financial Corporation. To the extent payments are made with funds of the Messer Construction Co., all cash discounts shall accrue to the Messer Construction Co.. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment, shall be credited to the Cost of the Work.

                                    ARTICLE 9

                              CHANGES IN THE WORK

Changes in the Work which are within the general scope of this Agreement may be accomplished, without invalidating this Agreement, by Change Order, Work Change Directive, or a minor change in the work, subject to the limitations stated in the Contract Documents.

9.1 CHANGE ORDER

      9.1.1 The Messer Construction Co. may request and/or Cincinnati Financial Corporation, without invalidating this Agreement, may by writing order changes in the Work within the general scope of the Contract Documents consisting of additions, deletions or other revisions to the GMP or the estimated cost of the work, compensation for Design Phase Services, the Messer Construction Co.'s Fee and/or the Date of Substantial Completion and/or the Date of Final Completion being adjusted accordingly. All such changes in the Work shall be authorized by applicable written Change Order, and shall be performed under the applicable conditions of the Contract Documents.

      9.1.2 Each adjustment in the GMP and/or estimated Cost of the Work resulting from a Change Order shall clearly separate the amount attributable to compensation for Design Phase Services,




                                       23

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      other Cost of the Work and the Messer Construction Co.'s Fee, with the Messer Construction Co.'s Fee not to exceed the amount stated in Paragraph 7.4.

      9.1.3 Cincinnati Financial Corporation and the Messer Construction Co. shall negotiate in good faith an appropriate adjustment to the GMP or the estimated Cost of the Work, compensation for Design Phase Services, the Messer Construction Co.'s Fee and/or the Date of Substantial Completion and/or the Date of Final Completion and shall conclude these negotiations as expeditiously as possible. Acceptance of the Change Order and any adjustment in the GMP, the estimated Cost of the Work, compensation for Design Phase Services, the Messer Construction Co.'s Fee and/or the Date of Substantial Completion and/or the Date of Final Completion shall not be unreasonably withheld.

9.2 WORK CHANGE DIRECTIVES

      9.2.1 Cincinnati Financial Corporation may issue a written Work Change Directive directing a change in the Work prior to reaching agreement with the Messer Construction Co. on the adjustment, if any, in the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate, the compensation for Design Phase Services.

      9.2.2 Cincinnati Financial Corporation and the Messer Construction Co. shall negotiate expeditiously and in good faith for appropriate adjustments, as applicable, to the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, arising out of Work Change Directives. As the changed work is completed, the Design Builder shall submit its costs for such work with its application for payment beginning with the next application for payment within thirty (30) days of the issuance of the Work Change Directive. Pending final determination of cost to Cincinnati Financial Corporation, amounts not in dispute may be included in applications for payment and shall be paid by Cincinnati Financial Corporation.

      9.2.3 If Cincinnati Financial Corporation and the Messer Construction Co. agree upon the adjustments in the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, for a change in the Work directed by a Work Change Directive, such agreement shall be the subject of an appropriate Change Order. The Change Order shall include all outstanding Change Directives issued since the last Change Order.

9.3 MINOR CHANGES IN THE WORK

      9.3.1 The Messer Construction Co. may make minor changes in the design and construction of the Project consistent with the intent of the Contract Documents which do not involve an adjustment in the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and do not materially and adversely affect the design of the Project, the quality of any of the materials or equipment specified in the Contract Documents, the performance of any materials, equipment or systems specified in the Contract Documents, or the quality of workmanship required by the Contract Documents. Finish items that are specified in the Contract Documents shall not be changed by Messer Construction Co. without first obtaining an executed Change Order from Cincinnati Financial Corporation.

      9.3.2 The Messer Construction Co. shall promptly inform Cincinnati Financial Corporation in writing of any such changes and shall record such changes on the Design-Build Documents maintained by the Messer Construction Co..




                                       24

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

9.4 UNKNOWN CONDITIONS. If in the performance of the Work the Messer Construction Co. finds latent, concealed or subsurface physical conditions which materially differ from the conditions the Messer Construction Co. reasonably anticipated, or if physical conditions are materially different from those normally encountered and generally recognized as inherent in the kind of work provided for in this Agreement, then the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, shall be equitably adjusted by Change Order within a reasonable time after the conditions are first observed. The Messer Construction Co. shall provide Cincinnati Financial Corporation with written notice within the time period set forth in Paragraph 9.6.

9.5 DETERMINATION OF COST

      9.5.1 An increase or decrease in the GMP and/or estimated Cost of the Work resulting from a change in the Work shall be determined by one or more of the following methods:

            .1 unit prices set forth in this Agreement or as subsequently agreed;

            .2 a mutually accepted, itemized lump sum;

            .3 costs determined as defined in Paragraph 7.2 and Article 8 and a mutually acceptable Messer Construction Co.'s Fee as determined in Subparagraph 7.4.1; or

            .4 if an increase or decrease cannot be agreed to as set forth in Clauses 9.5.1.1 through 9.5.1.3 above, and Cincinnati Financial Corporation issues a Work Change Directive, the cost of the change in the Work shall be determined by the reasonable expense and savings of the performance of the Work resulting from the change. If there is a net increase in the GMP, the Messer Construction Co.'s Fee shall be adjusted as set forth in Subparagraph 7.4.1. In case of a net decrease in the GMP, the Messer Construction Co.'s Fee shall not be adjusted unless ten percent (10%) or more of the Project is deleted. The Messer Construction Co. shall maintain a documented, itemized accounting evidencing the expenses and savings.

      9.5.2 If unit prices are indicated in the Contract Documents or are subsequently agreed to by the parties, but the character or quantity of such unit items as originally contemplated is so different in a proposed Change Order that the original unit prices will cause substantial inequity to Cincinnati Financial Corporation or the Messer Construction Co., such unit prices shall be equitably adjusted.

      9.5.3 If Cincinnati Financial Corporation and the Messer Construction Co. disagree as to whether work required by Cincinnati Financial Corporation is within the scope of the Work, the Messer Construction Co. shall furnish Cincinnati Financial Corporation with an estimate of the costs to perform the disputed work in accordance with Cincinnati Financial Corporation's interpretations. If Cincinnati Financial Corporation issues a written order for the Messer Construction Co. to proceed, the Messer Construction Co. shall perform the disputed work and Cincinnati Financial Corporation shall pay the Messer Construction Co. fifty percent (50%) of its estimated cost to perform the work. In such event, both parties reserve their rights as to whether the work was within the scope of the Work. Cincinnati Financial Corporation's payment does not prejudice its right to be reimbursed should it be determined that the disputed work was within the scope of Work. The Messer Construction Co.'s receipt of payment for the disputed work does not prejudice its right to receive full payment for the disputed work should it be determined that the disputed work is not within the scope of the Work.

9.6 CLAIMS FOR ADDITIONAL COST OR TIME. For any claim for an increase in the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee and the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, the Messer




                                       25

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

 Construction Co. shall give Cincinnati Financial Corporation written notice of the claim within twenty-one (21) days after the occurrence giving rise to the claim or within twenty-one (21) days after the Messer Construction Co. first recognizes the condition giving rise to the claim, whichever is later. Except in an emergency, notice shall be given before proceeding with the Work. Claims for design and estimating costs incurred in connection with possible changes requested by Cincinnati Financial Corporation, but which do not proceed, shall be made within twenty-one (21) days after the decision is made not to proceed. Any change in the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, resulting from such claim shall be authorized by Change Order.

9.7 EMERGENCIES. In any emergency affecting the safety of persons and/or property, the Messer Construction Co. shall act, at its discretion, to prevent threatened damage, injury or loss. Any change in the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, on account of emergency work shall be determined as provided in this Article.

9.8 CHANGES IN LAW. In the event any changes in laws or regulations affecting the performance of the Work are enacted after either the date of this Agreement or the date a GMP Proposal is accepted by Cincinnati Financial Corporation and set forth in Amendment No. 1 to this Agreement, whichever occurs later, the GMP, estimated Cost of the Work, the Messer Construction Co.'s Fee, the Date of Substantial Completion and/or the Date of Final Completion, and if appropriate the compensation for Design Phase Services, shall be equitably adjusted by Change Order.

                                   ARTICLE 10

                     PAYMENT FOR CONSTRUCTION PHASE SERVICES

10.1 PROGRESS PAYMENTS

      10.1.1 On the 5th day of each month after the Construction Phase has commenced, the Messer Construction Co. shall submit to Cincinnati Financial Corporation an application for payment consisting of the Cost of the Work performed up to the end of the preceding month, including the cost of material suitably stored on the Worksite or at other locations approved by Cincinnati Financial Corporation, along with a proportionate share of the Messer Construction Co.'s Fee. Approval of payment applications for such stored materials shall be conditioned upon submission by the Messer Construction Co. of bills of sale and applicable insurance or such other procedures satisfactory to Cincinnati Financial Corporation to establish Cincinnati Financial Corporation's title to such materials, or otherwise to protect Cincinnati Financial Corporation's interest, including transportation to the site. Prior to submission of the next application for payment, the Messer Construction Co. shall furnish to Cincinnati Financial Corporation a statement accounting for the disbursement of funds received under the previous application. The extent of such statement shall be as agreed upon between Cincinnati Financial Corporation and the Messer Construction Co.

      Each Application for Payment shall include without limitation, an affidavit of Messer Construction Co. listing all major Subcontractors and Material Suppliers having contracts with Messer Construction Co. who provided labor, supplies, equipment and/or materials for the Project during the applicable pay period. "Major" means that the Subcontractor or Material Supplier is entitled to bill at least $25,000 for the applicable pay period.

      Cincinnati Financial Corporation shall be responsible for preparing and recording a Notice of Commencement as defined in Chapter 1311 of the Ohio Revised Code. Messer Construction Co. shall be responsible for continuously, throughout the entire term of construction, maintaining and




                                       26

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      posting at the job site, in a conspicuous place, a copy of the Notice of Commencement. Messer Construction Co. shall deliver to Cincinnati Financial Corporation (Or Messer Construction Co.'s designee or the title insurance company for Cincinnati Financial Corporation or Cincinnati Financial Corporation's Construction Lender, if so designated in a written notice to Messer Construction Co.) copies of any Notice of Furnishing as that term is defined in Chapter 1311 of the Ohio Revised Code within ten
      (10) days of receipt by Messer Construction Co..

      Upon request, Messer Construction Co. shall provide Cincinnati Financial Corporation with evidence reasonably satisfactory to it that all payrolls, materials, bills and other indebtedness of Messer Construction Co. to any major Subcontractor or material supplier relating to the Work have been paid or otherwise satisfied within thirty (30) days after receipt of the corresponding payment from Cincinnati Financial Corporation. If any notice of lien is filed against the project by any person or entity working under Messer Construction Co. and such lien does not result from Cincinnati Financial Corporation failing to make payment when due, and if Messer Construction Co. is unable to resolve such lien by negotiation within thirty (30) days after it is filed, then Messer Construction Co. shall promptly have such lien discharged of record with the County Recorder's Office by payment or bonding. As long as the payment and performance bonds required by the Construction Contract are in force, Cincinnati Financial Corporation shall not be permitted to withhold from any progress payment otherwise due to Messer Construction Co. any amount based on the existence of any such liens (or claims which may result in liens) unless Cincinnati Financial Corporation reasonably determines that the magnitude of such liens or claims, together with any other failure of performance by Messer Construction Co., is such that Cincinnati Financial Corporation is not reasonably protected by such bonds. Notwithstanding anything therein to the contrary, such withholding, made in accordance with this provision, shall not be grounds for Messer Construction Co. to stop the Work or to terminate the Contract, but such withholding shall be reduced or eliminated as soon as Messer Construction Co. removes the grounds therefor.

      The submission of an Application for Payment to the Cincinnati Financial Corporation will constitute a representation by the Messer Construction Co. to Cincinnati Financial Corporation that the Work has progressed to the point indicated; that to, to the best of its knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents except as otherwise disclosed in writing, and that Messer Construction Co. is entitled to payment in the amount certified.

      10.1.2 Within five (5) business days after receipt of each monthly application for payment, Cincinnati Financial Corporation shall give written notice to the Messer Construction Co. of Cincinnati Financial Corporation's acceptance or rejection, in whole or in part, of such application for payment. Not later than 20 days after giving such notice, Cincinnati Financial Corporation shall pay directly to the Messer Construction Co. the appropriate amount for which application for payment is made, less amounts previously paid by Cincinnati Financial Corporation. If such application is rejected in whole or in part, Cincinnati Financial Corporation shall indicate the reasons for its rejection. If Cincinnati Financial Corporation and the Messer Construction Co. cannot agree on a revised amount then, within twenty (20) days after its initial rejection in part of such application, Cincinnati Financial Corporation shall pay directly to the Messer Construction Co. the appropriate amount for those items not rejected by Cincinnati Financial Corporation for which application for payment is made, less amounts previously paid by Cincinnati Financial Corporation. Those items rejected by Cincinnati Financial Corporation shall be due and payable when the reasons for the rejection have been removed.

      10.1.3 If Cincinnati Financial Corporation fails to pay the Messer Construction Co. at the time




                                       27

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      payment of any amount becomes due, then the Messer Construction Co. may, at any time thereafter, upon serving written notice that the Work will be stopped within seven (7) days after receipt of the notice by Cincinnati Financial Corporation, and after such seven day period, stop the Work until payment of the amount owing has been received.

      10.1.4 Payments due but unpaid pursuant to Subparagraph 10.1.2, less any amount retained pursuant to Paragraphs 10.2 and 10.3 may bear interest from the date payment is due at the prime rate prevailing at the place of the Project or the rate Owner is paying on its construction loan, whichever is higher.

      10.1.5 The Messer Construction Co. warrants and guarantees that title to all Work, materials and equipment covered by an application for payment, whether incorporated in the Project or not, will pass to Cincinnati Financial Corporation upon receipt of such payment by the Messer Construction Co., free and clear of all liens, claims, security interests or encumbrances, hereinafter referred to as liens, except for unpaid retainage.

      10.1.6 Cincinnati Financial Corporation's progress payment, occupancy or use of the Project, whether in whole or in part, shall not be deemed an acceptance of any Work not conforming to the requirements of the Contract Documents.

      10.1.7 Upon Substantial Completion of the Work, Cincinnati Financial Corporation shall pay the Messer Construction Co. the unpaid balance of the Cost of the Work, compensation for Design Phase Services and the Messer Construction Co.'s Fee, less one-hundred-fifty percent (150%) of the cost of completing any unfinished items as agreed to between Cincinnati Financial Corporation and the Messer Construction Co. as to extent and time for completion. Cincinnati Financial Corporation thereafter shall pay the Messer Construction Co. monthly the amount retained for unfinished items as each item is completed.

10.2 RETAINAGE. From each progress payment made prior to the time Substantial Completion of the Work has been reached, Cincinnati Financial Corporation shall retain five percent (5%), if required, of the amount otherwise due for subcontractor cost only after deduction of any amounts as provided in Paragraph
10.3 of this Agreement. If Cincinnati Financial Corporation chooses to use this retainage provision:

      .1 at the time the Work is fifty percent (50%) complete and thereafter, Cincinnati Financial Corporation may choose to withhold no more retainage and pay the Messer Construction Co. the full amount of what is due on account of subsequent progress payments;

      .2 once each early finishing trade Subcontractor has completed its work and that work has been accepted by Cincinnati Financial Corporation, Cincinnati Financial Corporation may release final retention on such work;

      .3 in lieu of retainage, the Messer Construction Co. may furnish securities, acceptable to Cincinnati Financial Corporation, to be held by Cincinnati Financial Corporation. The interest on such securities shall accrue to the Messer Construction Co.;

      .4 Cincinnati Financial Corporation may, in its sole discretion, reduce the amount to be retained at any time.

10.3 ADJUSTMENT OF DESIGN-BUILDER'S APPLICATION FOR PAYMENT Cincinnati Financial Corporation may adjust or reject an application for payment or nullify a previously approved Messer Construction Co. application for payment, in whole or in part, as may reasonably be necessary to protect Cincinnati Financial Corporation from loss or damage based upon the following, to the extent that the Messer Construction Co. is responsible under this Agreement:




                                       28

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      .1 the Messer Construction Co.'s repeated failure to perform the Work as required by the Contract Documents;

      .2 loss or damage arising out of or relating to this Agreement and caused by the Messer Construction Co. to Cincinnati Financial Corporation or Others to whom Cincinnati Financial Corporation may be liable;

      .3 the Messer Construction Co.'s failure to properly pay Roth Partnership, Subcontractors or Material Suppliers for labor, materials, equipment or supplies furnished in connection with the Work, provided that Cincinnati Financial Corporation is making payments to the Messer Construction Co. in accordance with the terms of this Agreement;

      .4 Defective Work not corrected in a timely fashion;

      .5 reasonable evidence of delay in performance of the Work such that the Work will not be completed by the Date of Substantial Completion and/or the Date of Final Completion, and that the unpaid balance of the GMP is not sufficient to offset any direct damages that may be sustained by Cincinnati Financial Corporation as a result of the anticipated delay caused by the Messer Construction Co.; and

      .6 reasonable evidence demonstrating that the unpaid balance of the GMP is insufficient to fund the cost to complete the Work.

      Cincinnati Financial Corporation shall give written notice to the Messer Construction Co. at the time of disapproving or nullifying all or part of an application for payment of the specific reasons. When the above reasons for disapproving or nullifying an application for payment are removed, payment will be made for the amount previously withheld.

10.4  OWNER OCCUPANCY OR USE OF COMPLETED OR PARTIALLY COMPLETED WORK

      10.4.1 Portions of the Work that are completed or partially completed may be used or occupied by Cincinnati Financial Corporation when (a) the portion of the Work is designated in a Certificate of Substantial Completion, (b) appropriate insurer(s) and/or sureties consent to the occupancy or use, and (c) appropriate public authorities authorize the occupancy or use. Such partial occupancy or use shall constitute Substantial Completion of that portion of the Work. The Messer Construction Co. shall not unreasonably withhold consent to partial occupancy or use. Cincinnati Financial Corporation shall not unreasonably refuse to accept partial occupancy or use, provided such partial occupancy or use is of value to Cincinnati Financial Corporation.

10.5  FINAL PAYMENT

      10.5.1 Final Payment, consisting of the unpaid balance of the Cost of the Work, compensation for Design Phase Services and the Messer Construction Co.'s Fee, shall be due and payable when the work is fully completed. Before issuance of final payment, Cincinnati Financial Corporation may request satisfactory evidence that all payrolls, material bills and other indebtedness connected with the Work have been paid or otherwise satisfied.

      10.5.2 In making final payment Cincinnati Financial Corporation waives all claims except for:

            .1 outstanding liens;

            .2 improper workmanship or defective materials appearing within one year after the Date of Substantial Completion;

            .3 work not in conformance with the Contract Documents; and




                                       29

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

            .4 terms of any special warranties required by the Contract
            Documents.

            .5 any claims previously made in writing which are specifically listed in writing again at the time of final payment and which remain unsettled; and

            .6 those claims, potential claims or rights of Cincinnati Financial Corporation set forth in Article 11 or elsewhere in this Agreement which are specifically listed in writing at the time of final payment.

      10.5.3 In accepting final payment, the Messer Construction Co. waives all claims except those previously made in writing and which remain unsettled.

      10.5.4 At the time of Final Payment, Messer Construction Co. shall provide Cincinnati Financial Corporation with, within the GMP, one full set of record drawings, consisting of the approved construction drawings for the Project, with modifications to show all significant changes made during construction and the locations of all concealed facilities which are customarily shown on such drawings.

                                   ARTICLE 11

             INDEMNITY, INSURANCE, BONDS, AND WAIVER OF SUBROGATION

11.1 INDEMNITY

      11.1.1 To the fullest extent permitted by law, the Messer Construction Co. shall defend, indemnify and hold harmless Cincinnati Financial Corporation, Cincinnati Financial Corporation's officers, directors, members, consultants, agents and employees from all claims for bodily injury and property damage (other than to the Work itself and other property required to be insured under Paragraph 11.5 owned by or in the custody of Cincinnati Financial Corporation), that may arise from the performance of the Work, to the extent of the negligence attributed to such acts or omissions by the Messer Construction Co., Roth Partnership, Subcontractors or anyone employed directly or indirectly by any of them or by anyone for whose acts any of them may be liable. The Messer Construction Co. shall not be required to defend, indemnify or hold harmless Cincinnati Financial Corporation, Cincinnati Financial Corporation's officers, directors, members, consultants, agents and employees for any acts, omissions or negligence of Cincinnati Financial Corporation, Cincinnati Financial Corporation's officers, directors, members, consultants, employees, agents or separate contractors.

      11.1.2 Cincinnati Financial Corporation shall cause any other contractor who fits the definition of "Others" agree to indemnify Messer Construction Co., its subcontractors, or any one employed directly or indirectly by any of them or anyone for whose acts any of them may be liable and hold them harmless from all claims for bodily injury and property damage, other than property insured under Section 11.5, that may arise from that person or entities acts or omissions.

11.2 DESIGN-BUILDER'S LIABILITY INSURANCE

      11.2.1 The Messer Construction Co. shall obtain and maintain insurance coverage for the following claims which may arise out of the performance of this Agreement, whether resulting from the Messer Construction Co.'s operations or from the operations of any Subcontractor, anyone in the employ of any of them, or by an individual or entity for whose acts they may be liable:

            .1 workers compensation, disability and other employee benefit claims under acts applicable to the Work;

            .2 under applicable employers liability law, bodily injury, occupational sickness, disease or




                                       30

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

            death claims of the Messer Construction Co.'s employees;

            .3 bodily injury, sickness, disease or death claims for damages to persons not employed by the Messer Construction Co.;

            .4 personal injury liability claims for damages directly or indirectly related to the person's employment by the Messer Construction Co. or for damages to any other person;

            .5 claims for physical injury to tangible property, including all resulting loss of use of that property, and to property other than the Work itself and property insured under Paragraph 11.5;

            .6 bodily injury, death or property damage claims resulting from motor vehicle liability in the use, maintenance or ownership of any motor vehicle; and

            .7 contractual liability claims involving the Messer Construction Co.'s obligations under Subparagraph 11.1.1.

      11.2.2 The Messer Construction Co.'s Commercial General and Automobile Liability Insurance as required by Subparagraph 11.2.1 shall be written for not less than the following limits of liability:

            .1 Commercial General Liability Insurance

                  a. Each Occurrence Limit $50,000,000

                  b. General Aggregate $50,000,000

                  c. Products/Completed Operations Aggregate $50,000,000

                  d. Personal and Advertising Injury Limit $50,000,000

            .2 Comprehensive Automobile Liability Insurance

                  a. Combined Single Limit Bodily Injury and Property Damage

                        $10,000,000 Each Occurrence

                  b. Bodily Injury

                        $N/A Each Person

                        $N/A Each Occurrence

                  c. Property Damage

                        $N/A Each Occurrence

            .3 Pollution Liability $10,000,000

      11.2.3 Commercial General Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies and an Excess or Umbrella Liability policy.

      11.2.4 The policies shall contain a provision that coverage will not be canceled or not renewed until at least thirty (30) days prior written notice has been given to Cincinnati Financial Corporation. Certificates of insurance showing required coverage to be in force shall be filed with Cincinnati Financial Corporation prior to commencement of the Work.

      11.2.5 Products and Completed Operations insurance shall be maintained for a minimum period of




                                       31

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      at least two year(s) after either Substantial Completion or final payment.

11.3 PROFESSIONAL LIABILITY INSURANCE. Messer Construction Co. shall obtain, either itself or through Roth Partnership, professional liability insurance for claims arising from the negligent performance of professional services under this Agreement, which must be upon terms acceptable to Cincinnati Financial Corporation and as follows:

      Project Specific Professional Liability Insurance

written for not less than $5,000,000 per claim and in the aggregate with a deductible not to exceed $100,000. The Professional Liability Insurance shall include prior acts coverage sufficient to cover all services rendered by Roth Partnership and consultants. This coverage shall be continued in effect for five year(s) after the Date of Substantial Completion.

The first $25,000 of the deductible is the responsibility of Messer Construction Co. if negligence of Messer Construction Co., Roth Partnership or any of their design consultants is established; all remaining deductible is to be paid by Cincinnati Financial Corporation. Regardless of any other provisions of this Agreement making Messer Construction Co. responsible for acts or omissions of Roth & their consultants, the liability of Messer Construction Co., Roth Partnership and its consultants to Cincinnati Financial Corporation or any person or entity claiming through or under the Cincinnati Financial Corporation for errors or omissions in the provision of professional design services for the Project shall be limited, in the aggregate, to the proceeds available from the foregoing Professional Liability Insurance and Cincinnati Financial Corporation hereby releases Messer Construction Co., Roth Partnership and its consultants, and their respective employees, agents, officers and directors from all existing or future claims and liabilities related to errors or omissions in any professional architectural or engineering services related to the Project, except to the extent that such claims and liabilities can be satisfied from the proceeds of the Professional Liability Insurance. This limitation of liability is not intended to extend to Messer Construction Co. normal liability for bodily injury and property damage that arises out of construction services other than professional architectural and engineering services.

11.4 OWNER'S LIABILITY INSURANCE Cincinnati Financial Corporation shall be responsible for obtaining and maintaining its own liability insurance. Insurance for claims arising out of the performance of this Agreement may be purchased and maintained at Cincinnati Financial Corporation's discretion. Cincinnati Financial Corporation shall provide Messer Construction Co. with a certificate of insurance at the request of Messer Construction Co..

11.5 INSURANCE TO PROTECT PROJECT

      11.5.1 Cincinnati Financial Corporation shall obtain and maintain All Risk Builders Risk insurance in a form acceptable to Messer Construction Co. upon the entire Project for the full cost of replacement at the time of any loss. This insurance shall include as named insureds Cincinnati Financial Corporation, Messer Construction Co., Roth Partnership, Subcontractors, Material Suppliers and Subsubcontractors. This insurance shall include all risk insurance for physical loss or damage including without duplication of coverage at least: theft, vandalism, malicious mischief, transit, materials stored off site, collapse, falsework, temporary buildings, debris removal, flood, earthquake, testing, and damage resulting from defective design, workmanship or material. Cincinnati Financial Corporation shall increase limits of coverage, if necessary, to reflect estimated replacement cost. The insurance policy shall be written without a co-insurance clause. Cincinnati Financial Corporation shall be solely responsible for any deductible amounts.




                                       32

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

      11.5.2 If Cincinnati Financial Corporation occupies or uses a portion of the Project prior to its Substantial Completion, such occupancy or use shall not commence prior to a time mutually agreed to by Cincinnati Financial Corporation and Messer Construction Co.. Permission for partial occupancy from the insurance company shall be included as standard in the property insurance policy, to ensure that this insurance shall not be canceled or lapsed on account of partial occupancy. Consent of Messer Construction Co. to such early occupancy or use shall not be unreasonably withheld.

      11.5.3 Cincinnati Financial Corporation shall obtain and maintain boiler and machinery insurance as necessary. The interests of Cincinnati Financial Corporation, Messer Construction Co., Roth Partnership, Subcontractors, Material Suppliers and Subsubcontractors shall be protected under this coverage.

      11.5.4 Cincinnati Financial Corporation shall purchase and maintain insurance to protect Cincinnati Financial Corporation, Messer Construction Co., Roth Partnership, Subcontractors, Material Suppliers and Subsubcontractors against loss of use of Cincinnati Financial Corporation's property due to those perils insured pursuant to Paragraph
      11.5. Such policy will provide coverage for expediting expenses of materials, continuing overhead of Cincinnati Financial Corporation and Messer Construction Co., Roth Partnership, Subcontractors, Material Suppliers and Subsubcontractors, necessary labor expense including overtime, loss of income by Cincinnati Financial Corporation and other determined exposures. Exposures of Cincinnati Financial Corporation, Messer Construction Co., Roth Partnership, Subcontractors and Subsubcontractors, shall be determined by mutual agreement with separate limits of coverage fixed for each item.

      11.5.5 Upon Messer Construction Co.'s written request, Cincinnati Financial Corporation shall provide Messer Construction Co. with a copy of all property insurance policies before an exposure to loss may occur. Copies of any subsequent endorsements shall be furnished to Messer Construction Co.. Messer Construction Co. shall be given thirty (30) days notice of cancellation, non-renewal, or any endorsements restricting or reducing coverage. Cincinnati Financial Corporation shall give written notice to Messer Construction Co. before commencement of the Work if Cincinnati Financial Corporation will not be obtaining property insurance. In that case, Messer Construction Co. may obtain insurance in order to protect its interest in the Work as well as the interest of Roth Partnership, Subcontractors, Material Suppliers and Subsubcontractors in the Work. The cost of this insurance shall be a Cost of the Work pursuant to Article 8, and the GMP shall be increased by Change Order. If Messer Construction Co. is damaged by the failure of Cincinnati Financial Corporation to purchase or maintain property insurance or to so notify Messer Construction Co., Cincinnati Financial Corporation shall bear all reasonable costs incurred by Messer Construction Co. arising from the damage.

      11.5.6 Cincinnati Financial Corporation shall have the right to self-insure against the risks covered in Subparagraphs 11.5.1 and 11.5.4 upon providing evidence satisfactory to Messer Construction Co. of the ability to so self-insure.

11.6  PROPERTY INSURANCE LOSS ADJUSTMENT

      11.6.1 Any insured loss shall be adjusted with Cincinnati Financial Corporation and Messer Construction Co. and made payable to Cincinnati Financial Corporation and Messer Construction Co. as trustees for the insureds, as their interests may appear, subject to any applicable mortgagee clause.

      11.6.2 Upon the occurrence of an insured loss, monies received will be deposited in a separate account and the trustees shall make distribution in accordance with the agreement of the parties in




                                       33

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to
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

      interest, or in the absence of such agreement, in accordance with a dispute resolution award pursuant to Article 13. If the trustees are unable to agree between themselves on the settlement of the loss, such dispute shall also be submitted for resolution pursuant to Article 13.

11.7  WAIVER OF SUBROGATION

      11.7.1 Cincinnati Financial Corporation and Messer Construction Co. waive all rights against each other, Roth Partnership, and any of their respective employees, agents, consultants, Subcontractors, Material Suppliers and Subsubcontractors for damages covered by the insurance provided pursuant to Paragraph 11.5 or any other insurance maintained by a party to the extent they are covered by that insurance, except such rights as they may have to the proceeds of such insurance held by Cincinnati Financial Corporation and Messer Construction Co. as trustees. Messer Construction Co. shall require similar waivers from Roth Partnership and all Subcontractors, and shall require each of them to include similar waivers in their subsubcontracts and consulting agreements.

      11.7.2 Cincinnati Financial Corporation waives subrogation against Messer Construction Co., Roth Partnership, its consultants, Subcontractors, Material Suppliers and Subsubcontractors on all property and consequential loss policies carried by Cincinnati Financial Corporation on adjacent properties and under property and consequential loss policies purchased for the Project after its completion.

      11.7.3 The policies shall also be endorsed to state that the carrier waives any right of subrogation against Messer Construction Co., Roth Partnership, Subcontractors, Material Suppliers, or Subsubcontractors. If the policy of insurance referred to in this Section require an endorsement to provide for continued coverage where there is a waiver of subrogation, the owners of such policies will cause them to be so endorsed.

11.8 MUTUAL WAIVER OF CONSEQUENTIAL DAMAGES Cincinnati Financial Corporation and Messer Construction Co. agree to waive all claims against the other for all consequential damages that may arise out of or relate to this Agreement. Cincinnati Financial Corporation agrees to waive damages including but not limited to Cincinnati Financial Corporation's loss of use of the Property, all rental expenses incurred, loss of services of employees, or loss of reputation. Messer Construction Co. agrees to waive damages including but not limited to the loss of business, loss of financing, principal office overhead and profits, loss of profits not related to this Project, or loss of reputation. This paragraph shall not be construed to preclude contractual provisions for liquidated damages when such provisions relate to direct damages only. The provisions of this paragraph shall govern the termination of this Agreement and shall survive such termination. This waiver takes precedence over any other provision of this Agreement which might otherwise crease a consequential damage liability.

11.9  BONDING

      11.9.1 Performance and Payment Bonds

            are

      required of Messer Construction Co.. Such bonds shall be issued by a surety licensed in the state of the location of the Project and must be acceptable to Cincinnati Financial Corporation.

      11.9.2 Such Performance Bond shall be issued in the penal sum equal to one-hundred percent (100%) of the

            GMP (If there is no GMP, then the agreed estimated cost of the Project, including design and



                                       34

IMPORTANT: This document may contain modifications to the text of the original
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careful review of the entire document are strongly encouraged.

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AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of
Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to
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

            construction).

      Such Performance Bond shall cover the cost to complete the Work

      11.9.3 The penal sum of the Payment Bond shall equal the penal sum of the Performance Bond.

                                   ARTICLE 12

          SUSPENSION AND TERMINATION OF THE AGREEMENT AND OWNER'S RIGHT
                  TO PERFORM DESIGN-BUILDER'S RESPONSIBILITIES

12.1 SUSPENSION BY THE OWNER FOR CONVENIENCE

      12.1.1 Cincinnati Financial Corporation may order Messer Construction Co. in writing to suspend, delay or interrupt all or any part of the Work without cause for such period of time as Cincinnati Financial Corporation may determine to be appropriate for its convenience.

      12.1.2 Adjustments caused by suspension, delay or interruption shall be made for increases in the GMP, compensation for Design Phase Services, Messer Construction Co.'s Fee and/or the Date of Substantial Completion and/or the Date of Final Completion. No adjustment shall be made if Messer Construction Co. is or otherwise would have been responsible for the suspension, delay or interruption of the Work, or if another provision of this Agreement is applied to render an equitable adjustment.

12.2 OWNER'S RIGHT TO PERFORM DESIGN-BUILDER'S OBLIGATIONS AND TERMINATION BY THE OWNER FOR CAUSE

      12.2.1 If Messer Construction Co. persistently fails to perform any of its obligations under this Agreement, Cincinnati Financial Corporation may, after seven (7) days' written notice, during which period Messer Construction Co. fails to perform such obligation, undertake to perform such obligations. The GMP shall be reduced by the cost to Cincinnati Financial Corporation of performing such obligations.

      12.2.2 Upon an additional seven (7) days' written notice to Messer Construction Co. and Messer Construction Co.'s surety, if any, Cincinnati Financial Corporation may terminate this Agreement for any of the following reasons:

            .1 if Messer Construction Co. materially utilizes improper materials and/or inadequately skilled workers;

            .2 if Messer Construction Co. does not make proper payment to laborers, Material Suppliers or Subcontractors, provided that Cincinnati Financial Corporation is making payments to Messer Construction Co. in accordance with the terms of this Agreement;

            .3 if Messer Construction Co. materially fails to abide by the orders, regulations, rules, ordinances or laws of governmental authorities having jurisdiction; or

            .4 if Messer Construction Co. otherwise materially breaches this Agreement.

            If Messer Construction Co. fails to cure or commence and continue to cure within the five (5) days, Cincinnati Financial Corporation, without prejudice to any other right or remedy, may take possession of the Worksite and complete the Work utilizing any reasonable means. In this event, Messer Construction Co. shall not have a right to further payment until the Work is completed.




                                       35

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to
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

      12.2.3 If Messer Construction Co. files a petition under the Bankruptcy Code, this Agreement shall terminate if Messer Construction Co. or Messer Construction Co.'s trustee rejects the Agreement or, if there has been a default, Messer Construction Co. is unable to give adequate assurance acceptable to Cincinnati Financial Corporation that Messer Construction Co. will perform as required by this Agreement or otherwise is unable to comply with the requirements for assuming this Agreement under the applicable provisions of the Bankruptcy Code.

      12.2.4 In the event Cincinnati Financial Corporation exercises its rights under Subparagraph 12.2.1 or 12.2.2, upon the request of Messer Construction Co. Cincinnati Financial Corporation shall provide a detailed accounting of the cost incurred by Cincinnati Financial Corporation.

12.3 TERMINATION BY OWNER WITHOUT CAUSE If Cincinnati Financial Corporation terminates this Agreement other than as set forth in Paragraph 12.2, Cincinnati Financial Corporation shall pay Messer Construction Co. for all Work executed and for all proven loss, cost or expense in connection with the Work, plus all demobilization costs. In addition, Messer Construction Co. shall be paid an amount calculated as set forth below:

      .1 If Cincinnati Financial Corporation terminates this Agreement prior to commencement of the Construction Phase, Messer Construction Co. shall be paid for Messer Construction Co.'s Design Phase services provided to date as set forth in Subparagraph 7.1.2 and 7.1.3

            , including Design-Builder's Fee earned to date

      .2 If Cincinnati Financial Corporation terminates this Agreement after commencement of the Construction Phase, Messer Construction Co. shall be paid for the Construction Phase Services provided to date pursuant to Subparagraph 7.2.1 including Design-Builder's Fee earned to date

      .3 Cincinnati Financial Corporation shall also pay to Messer Construction Co. fair compensation, either by purchase or rental at the election of Cincinnati Financial Corporation, for all equipment retained. Cincinnati Financial Corporation shall assume and become liable for obligations, commitments and unsettled claims that Messer Construction Co. has previously undertaken or incurred in good faith in connection with the Work or as a result of the termination of this Agreement. As a condition of receiving the payments provided under this Article 12, Messer Construction Co. shall cooperate with Cincinnati Financial Corporation by taking all steps necessary to accomplish the legal assignment of Messer Construction Co.'s rights and benefits to Cincinnati Financial Corporation, including the execution and delivery of required papers.

12.4 TERMINATION BY THE DESIGN-BUILDER

      12.4.1 Upon seven (7) days' written notice to Cincinnati Financial Corporation, Messer Construction Co. may terminate this Agreement for any of the following reasons:

            .1 if the Work has been stopped for a sixty (60) day period

                  a. under court order or order of other governmental authorities having jurisdiction; or

                  b. as a result of the declaration of a national emergency or other governmental act during which, through no act or fault of Messer Construction Co., materials are not available;

            .2 if the Work is suspended by Cincinnati Financial Corporation for sixty (60) consecutive days;




                                       36

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to
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

            .3 if Cincinnati Financial Corporation fails to furnish reasonable evidence that sufficient funds are available and committed for the entire cost of the Project in accordance with Article 12 of this Agreement.

      12.4.2 If Cincinnati Financial Corporation has for thirty (30) days failed to pay Messer Construction Co. pursuant to Subparagraph 10.1.2, Messer Construction Co. may give written notice of its intent to terminate this Agreement. If Messer Construction Co. does not receive payment within five
      (5) days of giving written notice to Cincinnati Financial Corporation, then upon five (5) days' additional written notice to Cincinnati Financial Corporation, Messer Construction Co. may terminate this Agreement.

      12.4.3 Upon termination by Messer Construction Co. in accordance with this Subparagraph, Messer Construction Co. shall be entitled to recover from Cincinnati Financial Corporation payment for all Work executed and for all proven loss, cost or expense in connection with the Work, plus all demobilization costs and reasonable damages. In addition, Messer Construction Co. shall be paid an amount calculated as set forth either in Subparagraph 12.3.1 or 12.3.2, depending on when the termination occurs, and Subparagraph 12.3.3.

                                   ARTICLE 13

                               DISPUTE RESOLUTION

13.1 WORK CONTINUANCE AND PAYMENT. Unless otherwise agreed in writing, Messer Construction Co. shall continue the Work and maintain the approved schedules during all dispute resolution proceedings. If Messer Construction Co. continues to perform, Cincinnati Financial Corporation shall continue to make payments in accordance with the Agreement.

13.2 INITIAL DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement or its breach, the parties shall endeavor to settle the dispute first through direct discussions. If the dispute cannot be settled through direct discussions, the parties shall endeavor to settle the dispute by mediation under the Construction Industry Mediation Rules of the American Arbitration Association before recourse to the dispute resolution procedures contained in this Agreement. The location of the mediation shall be the location of the Project. Once one party files a request for mediation with the other contracting party and with the American Arbitration Association, the parties agree to conclude such mediation within sixty (60) days of filing of the request. Either party may terminate the mediation at any time after the first session, but the decision to terminate must be delivered in person by the party's representative to the other party's representative and the mediator.

13.3 EXHIBIT NO. 1. If the dispute cannot be settled by mediation within sixty
(60) days, the parties shall submit the dispute to any dispute resolution process set forth in Exhibit No. 1 to this Agreement.

13.4 MULTIPARTY PROCEEDING. The parties agree that all parties necessary to resolve a claim shall be parties to the same dispute resolution proceeding. Appropriate provisions shall be included in all other contracts relating to the Work to provide for the consolidation of such dispute resolution proceedings.

13.5 COST OF DISPUTE RESOLUTION. The prevailing party in any dispute arising out of or relating to this Agreement or its breach that is resolved by the dispute resolution process set forth in Exhibit No. 1 to this Agreement shall be entitled to recover from the other party those reasonable attorneys' fees, costs and expenses incurred by the prevailing party in connection with such dispute resolution process after direct discussions and mediation.

13.6 LIEN RIGHTS. Nothing in this Article shall limit any rights or remedies not expressly waived by Messer Construction Co. which Messer Construction Co. may have under lien laws.




                                       37

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

14.1 ASSIGNMENT Neither Cincinnati Financial Corporation nor Messer Construction Co. shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds. The terms and conditions of this Agreement shall be binding upon both parties, their partners, successors, assigns and legal representatives. Neither party to this Agreement shall assign the Agreement as a whole without written consent of the other except that Cincinnati Financial Corporation may assign the Agreement to a wholly-owned subsidiary of Cincinnati Financial Corporation when Cincinnati Financial Corporation has fully indemnified Messer Construction Co. or to an institutional lender providing construction financing for the Project as long as the assignment is no less favorable to Messer Construction Co. than this Agreement. In the event of such assignment, Messer Construction Co. shall execute all consents reasonably required. In such event, the wholly-owned subsidiary or lender shall assume Cincinnati Financial Corporation's rights and obligations under the Contract Documents. If either party attempts to make such an assignment, that party shall nevertheless remain legally responsible for all obligations under the Agreement, unless otherwise agreed by the other party.

14.2 GOVERNING LAW This Agreement shall be governed by the law in effect at the location of the Project.

14.3 SEVERABILITY The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provision.

14.4 NO WAIVER OF PERFORMANCE The failure of either party to insist, in any one or more instances, on the performance of any of the terms, covenants, or conditions of this Agreement, or to exercise any of its rights, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right with respect to further performance.

14.5 TITLES AND GROUPINGS The titles given to the articles of this Agreement are for ease of reference only and shall not be relied upon or cited for any other purpose. The grouping of the articles in this Agreement and of Cincinnati Financial Corporation's specifications under the various headings is solely for the purpose of convenient organization and in no event shall the grouping of provisions, the use of paragraphs or the use of headings be construed to limit or alter the meaning of any provisions.

14.6 JOINT DRAFTING The parties to this Agreement expressly agree that both had opportunity to negotiate the terms of this Agreement and to obtain the assistance of counsel in reviewing its terms prior to execution. Therefore, this Agreement shall be construed neither against nor in favor of either party, but shall be construed in a neutral manner.

14.7 RIGHTS AND REMEDIES The parties rights, liabilities, responsibilities and remedies with respect to this Agreement, whether in contract, tort, negligence or otherwise, shall be exclusively those expressly set forth in this Agreement.

14.8 OTHER PROVISIONS

      The Contractor intends to perform the structural excavation, concrete, carpentry and general conditions Work with its own forces. The Contractor may elect to do so at its discretion, but not without informing the Owner in writing of such intent. Reasons for self-performing other Work include, but not limited to, in order to take over a defaulted Subcontractor, to protect GMP if bids exceed estimates, or in other cases where self-performance is deemed by the Contractor to be necessary to maintain schedule, cost or safety. The Contractor will inform the Owner which items it will self perform and obtain written consent from the Owner prior to proceeding with




                                       38

IMPORTANT: This document may contain modifications to the text of the original
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careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to
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

      self-performance work. Acceptance will not unreasonably be withheld.

                                   ARTICLE 15

                           EXISTING CONTRACT DOCUMENTS

The Contract Documents in existence at the time of execution of this Agreement are as follows:

      See Addendum A for description of scope and estimated cost and schedule

      Addendum B also attached

As defined in Subparagraph 2.4.1, the following Exhibits are a part of this
Agreement:

      EXHIBIT NO. 1 Dispute Resolution Menu, one page.




                                       39

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

This Agreement is entered into as of the date entered in Article 1.

ATTEST: _________________________________________________

OWNER: Cincinnati Financial Corporation

BY: _____________________________________________________

PRINT NAME: James E. Benoski

PRINT TITLE: Vice Chairman, Chief Insurance Officer, Sr. Vice President,
Director

ATTEST: _________________________________________________

DESIGN-BUILDER: Messer Construction Co.

BY: _____________________________________________________

PRINT NAME: Peter S. Strange

PRINT TITLE: Chief Executive Officer




                                       40

IMPORTANT: This document may contain modifications to the text of the original AGC standard form. Its author has chosen not to reflect any modifications in the electronic or printed output. Consultation with legal and insurance counsel and careful review of the entire document are strongly encouraged.

DocuBuilder(R) - AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price) (C) 1999, The Associated General Contractors of America. All rights reserved. This document was produced electronically under the grant of license provided to subscribers of the AGC DocuBuilder Contract Document Software.

                                   ADDENDUM A

Messer Construction
Conceptual Estimate of Cost
8/24/2004

Garage and Expansion Program 8-24-04

Maximum employee count = 4250

      Total Required Employee Parking on Campus
                     3825 SPACES

            Total Building Addition
      487,500 SQUARE FEET - 1500 EMPLOYEES

            Atrium Extension

            4800 SQUARE FEET

                                                           Conceptual
Description                                                 Estimate
-------------------------------------------------------   -------------
GARAGE UNDER TOWER 3, SURFACE LOT AND SITE IMPROVEMENTS

   700 Car Garage Phase 1                                 $  20,000,000
   400 space surf. Pkg and site improvements              $     425,000
   Concrete deck above pkg.                               $     421,000
                                                          -------------
GARAGE, SURFACE PARKING AND SITE IMPROV.                  $  20,846,000
                                                          -------------
OFFICE TOWER                                              $  56,790,000
Atrium                                                    $     960,000
Design Build Costs                                        $   9,225,000
Workspace Furnishings                                     $   2,200,000
Dock Renovation                                           $   1,400,000
Renovation Allowance                                      $   2,000,000
Design/Build Contingency                                  $   3,725,000
                                                          -------------
OFFICE TOWER SUBTOTAL                                     $  76,300,000
                                                          -------------

DESIGN/BUILD BOND                                         $     595,000
                                                          -------------

TOTAL COMBINED CONCEPTUAL ESTIMATE                        $  97,741,000
                                                          -------------

RECOMMENDED OWNER CONTINGENCY                             $   5,000,000
                                                          -------------

TOTAL RECOMMENDED PROJECT BUDGET                          $ 102,741,000
                                                          -------------

Start Construction                                        December 2004
Complete Garage                                           Sept. 2008
Start Tower Design                                        Aug. 2004
Complete Tower Construction                               Sept. 2008

                                   ADDENDUM A

                        CINCINNATI FINANCIAL CORPORATION

                                Campus Expansion

                                  Project Scope

August 23, 2004

I.    REASONS FOR BUILDING TOWER AND GARAGE

      A.    PROJECTED EMPLOYEE GROWTH

            - Population Growth average 5-8% per year (aprox. 200 employees) presently 2,750 on campus.

      B.    FUTURE TOWER EXPANSION

            - By 2008 Employees reach 3,550 employees. Tower #3 will accommodate 1,500 additional employees. Tower 4 could do the same.

      C.    SITE CONSTRAINTS

            - Assuming 0.9 spaces per employee there is need for 1,350 spaces for Tower #3 as well as another 1,350 for Tower #4.

            - Height of building limited to 7 Stories plus penthouse above grade

            -     Flow of vehicles to site limited by Fairfield's streets.

            - Present site has ample "flat" land for parking for this phase if some parked under Tower #3.

            -     Fairfield's present infrastructure can support Tower #3 needs.

      D.    BENEFITS

            -     Facility size to handle company growth for at least 7-8 years.

            -     Convenient parking for employees.

            - Maintain safe employee access during construction of garage and tower.

            -     Provides approximately 700 covered spaces.

            -     Secure Parking.

            -     Leaves options open for future Towers and parking.

II.   PROGRAM ASSUMPTIONS

            -     New Tower built behind and east of present South Tower.

            -     Tower to have population of approximately 1,500 employees.

            - Parking needs are to be determined by practical method, i.e. number of employees bringing cars vs. number of employees. (9 out of 10 employees drive cars to work).

            - Garage is to be located directly below tower. It to have capacity of at least 700 cars.

            -     Entrances to Garage to be located on south side of facility.

            -     Garage is only three stories.

            -     New Tower is similar existing towers design and materials.

            - Existing Cafeteria is big enough for new Towers additional population. To be studied.

            - The file room will be eventually turned into additional storage for the Towers

            -     Dock area of existing building is to be enlarged.

            - Garage and site to have just enough parking spaces FEC and the three Towers.

            - When Tower #4 is built, additional parking will be needed to support facility. Tower #3 anticipates Tower #4's construction.

[MESSER CONSTRUCTION CO. LOGO] [ROTH PARTNERSHIP LOGO]
[HEAPY ENGINEERING LLC LOGO] [THP LOGO]

                                   ADDENDUM A

Cincinnati Financial Corporation                                   Project Scope
Campus Expansion                                                          Page 2

August 23, 2004

III.  PROGRAM GOALS

      A.    EMPLOYEE

            -     Parking below tower and surface parking.

            -     Easy access to employee drop off area.

            -     Convenient to towers from East parking.

            -     Safe facility due to limited entry points.

            -     Garage security 24 hours/day.

            -     Safe and secure business campus during and after construction.

            -     Ease of access to Towers during Construction.

      B.    FUNCTIONAL

            -     Aesthetically pleasing; blends into business campus.

            -     Underground garage will not dominate campus aesthetics.

            -     Efficient and effective traffic flow.

            -     Current parking remains operational during construction.

            -     Low maintenance.

            -     Provide parking during construction for displaced spots.

            -     Opportunity to improve campus traffic flow.

            -     Employee access to existing towers during construction.

            -     Expansion of dock, and mechanical space

      C.    EXPANSION PLANNING

            -     Cost effective design and construction of Tower # 3.

            - Provide parking for existing buildings and Tower # 3 only, calculated using the practical method.

            -     Central Plant upgrade opportunities.

            -     Larger Tower #3 will delay need for a 4th office tower.

IV.   PARKING NEEDS

            -     Existing parking needs - 2,475 spaces.

            -     Existing parking spaces - 3,007 spaces.

            -     Required Campus parking w/ Tower #3 -3,825 spaces.

                  -     Parking spaces in Garage below Tower #3-700 spaces.

                  -     Loss of 280 spaces in footprint of new tower and garage

                  - Required Additional Parking Spaces - 400 spaces. To be located adjacent to North FEC parking lot and east of existing main parking lots.

            - It is anticipated that for Tower #4 an additional 1,350 spaces will be needed.

[MESSER CONSTRUCTION CO. LOGO] [ROTH PARTNERSHIP LOGO]
[HEAPY ENGINEERING LLC LOGO] [THP LOGO]

                                   ADDENDUM A

Cincinnati Financial Corporation                                   Project Scope
Campus Expansion                                                          Page 3

August 23, 2004

V.    STRUCTURAL AND PHYSICAL COMPONENTS OF PROPOSED PLAN

      A.    CAMPUS EXPANSION AREAS

   Area           Height       Dimensions   Area per Floor   Total Area
-----------   --------------   ----------   --------------   ----------
 Garage            3 Stories    305'x305'       93,025          279,075

 New Tower         7 Stories                    51,686          361,800

 Connector         7 Stories                     7,900           55,300

 Mechanical   2 Story- Below                    12,700           25,400
 area             Atrium and
                   Connector

 Penthouse       1 l/2 Story                    45,000           45,000

      TOTAL                                                     487,500

 Atrium       2 Story Volume      60'x80'        4,800            4,800

 Car Canopy                                      4,800            4,800

      B.    GARAGE

            -     Underground garage with approximately 700 parking spaces.

            - 3 levels of parking at approximate elevations of 827,817 and 807.

            -     2 entry/exit points on south side.

            - 2 ramps within garage - very efficient for traffic flow within garage.

            -     Concrete structure with columns on a 30' x 30' grid.

            -     Wall at perimeter with waterproofing membrane.

            -     Waterproofing membrane under slab on grade.

            -     Structure on drilled pier foundations.

            -     Ventilation and sprinkler systems.

            -     Lighting and security.

            -     Conditioned Elevator Lobby.

            -     Improvement to overall traffic flow on site will be needed

[MESSER CONSTRUCTION CO. LOGO] [ROTH PARTNERSHIP LOGO]
[HEAPY ENGINEERING LLC LOGO] [THP LOGO]

                                   ADDENDUM A

Cincinnati Financial Corporation                                   Project Scope
Campus Expansion                                                          Page 4

August 23, 2004

      C.    SURFACE PARKING ADDITION

            -     East Parking as well as FEC lot expansion to add 400 spaces.

            -     Additional storm water detention for these new hard surfaces.

            -     Lot lighting expanded accordingly.

            -     Walking Path to be modified.

            -     Reroute tower #1 internal storm to south

      D.    NEW TOWER

            -     7 story tower and 7 floor connection to Tower # 1.

            -     New tower and connection to be office space.

            -     Tower to have penthouse(s) for mechanical equipment on top.

            - Mechanical space in lower two levels under connection area and atrium extension.

            -     Open office similar to other towers.

            -     Second employee entry planned at east side of Tower.

            -     Finishes similar to existing towers.

            -     Access floor systems throughout.

      E.    ATRIUM EXPANSION

            -     Atrium expanded 4800 square feet over mechanical space.

            -     Will be main employee drop off point.

            -     Canopy will be included for covered drop off area.

            -     Finishes similar to existing Atrium.

            -     2 story space.

            -     Smoke evacuation system.

      F.    DOCK RENOVATION

            -     Allowance has been included to expand the dock area.

            - Concept is to add some dock space and renovate existing area in South Tower to storage/holding area for the dock.

      G.    RENOVATION ALLOWANCE

            -     Renovation will be necessary at each floor tie in point.

            -     Convert existing file room to storage.

            -     Re-route North and South Tower Storm piping.

      H.    WORKSPACE FURNISHINGS

            - Estimate for workspace furnishings has been included based on historical information.

            -     Furnishings planned to be similar to other towers.

      I.    SITE IMPROVEMENTS ALLOWANCE

            -     Improvement to overall traffic flow on site will be needed.

VI.   DRAWINGS

VII.  COST ESTIMATE

VIII.  DESIGN BUILD SCHEDULE

[MESSER CONSTRUCTION CO. LOGO] [ROTH PARTNERSHIP LOGO]
[HEAPY ENGINEERING LLC LOGO] [THP LOGO]

                                   ADDENDUM A

                 GRAPHIC - NEW TOWER AND PARKING GARAGE DRAWING

                                  [FLOOR PLAN]

                                   ADDENDUM A

                         GRAPHIC - LEVEL P-1 FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                         GRAPHIC - LEVEL P-2 FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                         GRAPHIC - LEVEL P-3 FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                           GRAPHIC - LOBBY FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                          GRAPHIC - FOURTH FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                           GRAPHIC - FIFTH FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                           GRAPHIC - SIXTH FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                          GRAPHIC - SEVENTH FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                          GRAPHIC - EIGHTH FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                           GRAPHIC - NINTH FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM A

                         GRAPHIC - PENTHOUSE FLOOR PLAN

                                  [FLOOR PLAN]

                                   ADDENDUM B

                            MESSER CONSTRUCTION CO.

                           CFC TOWER NO. 3 EXPANSION

                          Administrative Billing Rates

                                      2004

              TITLE                          RATE
-----------------------------------------   ------
Operations Vice-President**                 $92.00
Senior Project Executive**                  $84.00
Principal Engr./Est./Dept. Head**           $76.00
General Superintendent*                     $75.00
Project Executive**                         $69.00
Pre-Construction Executive**                $66.00
Senior Project Manager*                     $61.00
Senior Superintendent*                      $60.50
Senior Engineer/Estimator*                  $58.00
Labor Coordinator*                          $55.00
Project Manager                             $48.90
IT Support                                  $46.00
Superintendent*                             $44.00
Safety Coordinator*                         $42.00
Project Engineer (Operations/Est./M-E)      $38.00
Project Office Manager/Project Accountant   $27.75
Co-op Engineer                              $21.75
Project Administrative Assistant            $21.50

NOTES:

      1)    Rates with ** include vehicle expenses and cell phone

      2)    Rates with * include vehicle expenses

      3)    Rates include base wages, fringe benefits, taxes, and insurance

      4) Rates are fixed for calendar year 2004. Rates are subject to adjustment on a yearly basis beginning January 1, not to exceed 5% adjustment per year

                                                               Revised 10/8/2004

                                AMENDMENT NO. 1

                                       TO

                              AGC DOCUMENT NO. 410
                   STANDARD FORM OF DESIGN-BUILD AGREEMENT AND
               GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER
               (WHERE THE BASIS OF PAYMENT IS THE COST OF THE WORK
                   PLUS A FEE WITH A GUARANTEED MAXIMUM PRICE)

Pursuant to Paragraph 3.2 of the Agreement dated ______________________________- between the Owner,_____________________________________________________________-
and the Design-Builder,________________________________________________________-
for _____________________________________________________________(the Project),-
the Owner and the Design-Builder desire to establish a Guaranteed Maximum Price ("GMP") for the Work. Therefore, the Owner and the Design-Builder agree as follows:

                                    ARTICLE 1

                            GUARANTEED MAXIMUM PRICE

The Design-Builder's GMP for the Work, including the Cost of the Work as defined in Article 8 and the Design-Builder's Fee as set forth in Paragraph 7.3, is_____________________________________________________________________________-
Dollars ($ ___________________________________________________________________)-

The GMP is for the performance of the Work in accordance with the documents listed below, which are part of the Agreement.

APPENDIX___  Drawings and Specifications, including Addenda, if any, dated
             ________________________________,___________________________pages.-

APPENDIX___  Allowance Items, dated __________________,__________________pages.-

APPENDIX___  Assumptions and Clarifications, dated___________, __________pages.-

APPENDIX___  Schedule of Work, dated _______________, ___________________pages.-

APPENDIX___  Alternate Prices, dated ________________, __________________pages.-

APPENDIX___  Unit Prices, dated ____________________, ___________________pages.-

APPENDIX___  Additional Services included, dated ____________, __________pages.-

AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price)
(C) 1999, The Associated General Contractors of America

                                    ARTICLE 2

                         DATE OF SUBSTANTIAL COMPLETION

The Date of Substantial Completion of the Work is ____________________________.-

                                    ARTICLE 3

                            DATE OF FINAL COMPLETION

The Date of Final Completion of the Work is: __________________________________-
or within____________(_________) days after the Date of Substantial Completion,-
subject to adjustments as provided for in the Contract Documents.              -

This Amendment is entered into as of _________________________________________.-


                                     OWNER: ___________________________________-

ATTEST: _________________________-   BY: ______________________________________-

                                     PRINT NAME: ______________________________-

                                     PRINT TITLE: _____________________________-


                                     DESIGN-BUILDER:___________________________-

ATTEST: _________________________-   BY: ______________________________________-

                                     PRINT NAME: ______________________________-

                                     PRINT TITLE: _____________________________-

AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price)
(C) 1999, The Associated General Contractors of America

                                     EXHIBIT NO. 1, DATED _____________________-

                              AGC DOCUMENT NO. 410
                          STANDARD FORM OF DESIGN-BUILD
                        AGREEMENT AND GENERAL CONDITIONS
                        BETWEEN OWNER AND DESIGN-BUILDER
              (WHERE THE BASIS OF PAYMENT IS THE COST OF THE WORK
                  PLUS A FEE WITH A GUARANTEED MAXIMUM PRICE)

                             DISPUTE RESOLUTION MENU

Pursuant to Paragraph 13.3, if neither direct discussions nor mediation successfully resolve the dispute, the parties agree that the following shall be used to resolve the dispute.

(Check the appropriate selection(s). These procedures can be used singularly, or progressively, as agreed to by the parties.)

 [ ] DISPUTE REVIEW BOARD The Dispute Review Board is composed of one member selected by the Owner, one selected by the Design-Builder, and a third member selected by the Owner and Design-Builder selected members. This Board shall be selected by the time construction commences, shall meet periodically, and shall make advisory decisions which may be introduced into evidence at any subsequent dispute resolution process. If a Dispute Review Board is selected, it is understood its review will precede mediation.

 [ ] ADVISORY ARBITRATION Advisory Arbitration shall be pursuant to the Construction Industry Rules of the American Arbitration Association.

 [ ] MINI TRIAL Each party, in the presence of senior management, shall submit its position to a mutually selected individual who shall make a non-binding recommendation to the parties. Such advisory decision may be introduced into evidence at any subsequent dispute resolution process.

 [X] BINDING ARBITRATION Binding Arbitration shall be pursuant to the Construction Industry Rules of the American Arbitration Association unless the parties mutually agree otherwise. A written demand for arbitration shall be filed with the American Arbitration Association and the other party to the Agreement within a reasonable time after the dispute or claim has arisen, but in no event after the applicable statute of limitations for a legal or equitable proceeding would have run. The location of the arbitration proceedings shall be at the office of the American Arbitration Association nearest the Project, unless the parties agree otherwise. The arbitration award shall be final. Notwithstanding Paragraph 14.2, this agreement to arbitrate shall be governed by the Federal Arbitration Act and judgment upon the award may be confirmed in any court having jurisdiction.

 [ ] LITIGATION Action may be filed in the appropriate state or federal court located in the jurisdiction in which the Project is located.

AGC DOCUMENT NO. 410 - STANDARD FORM OF DESIGN-BUILD AGREEMENT AND GENERAL CONDITIONS BETWEEN OWNER AND DESIGN-BUILDER (Where the Basis of Payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price)
(C) 1999, The Associated General Contractors of America